                                                                    EXHIBIT 10.4

                                U.S. $21,000,000

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of March 14, 1997,

                                     among

                          LATEX PETROLEUM CORPORATION,
                          LATEX/GOC ACQUISITION, INC.,
                              GERMANY OIL COMPANY,
                   (formerly known as LRI ACQUISITION, INC.),
                         ALLIANCE RESOURCES (USA) INC.
                           and SOURCE PETROLEUM INC.

                               as the Borrowers,

                                      and

                                BANK OF AMERICA
                    NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                 as the Lender.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 14, 1997, among LATEX PETROLEUM CORPORATION, an Oklahoma corporation ("LPC"), LATEX/GOC ACQUISITION, INC., a Delaware corporation ("GOCA"), GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI Acquisition, Inc. ("New GOC," and together with LPC and GOCA, the "Original Borrowers"), Alliance Resources (USA) Inc., a Delaware corporation ("Alliance USA"), Source Petroleum Inc., a Louisiana corporation ("Source") (the Original Borrowers, Alliance USA and Source, collectively, the "Borrowers" and individually, a "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender"),


                              W I T N E S S E T H:

     WHEREAS, the Borrowers are engaged in the business of oil and gas exploration and production, and activities related or ancillary thereto; and

     WHEREAS, the Original Borrowers and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of October 20, 1995 (the "Prior Agreement") pursuant to which the Lender made Commitments to make Loans to the Original Borrowers from time to time prior to the applicable Commitment Termination Date in maximum aggregate principal amount of Loans at any one time not to exceed in the aggregate the lesser of (x) the Collateral Value, or (y) $30,400,000; and

     WHEREAS, the Original Borrowers and the Lender are also parties to that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of December 29, 1995 and that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of August 16, 1996, pursuant to which the Prior Agreement was amended (the Prior Agreement, as so amended, herein called the "Existing Agreement"), and

     WHEREAS, each Original Borrower, LRI, Enpro and the Lender are parties to that certain Forbearance Agreement, dated as of July 23, 1996, and amended by that certain First Amendment to Forbearance Agreement dated as of October 15, 1996, that certain Second Amendment to Forbearance Agreement dated as of November 29, 1996 and that certain Third Amendment to Forbearance Agreement dated as of February 28, 1997 (as amended, the "Forbearance Agreement"); and

     WHEREAS, LRI has entered into the Merger Agreement pursuant to which LRI will become a wholly-owned subsidiary of Alliance Plc; and

     WHEREAS, the parties hereto have executed this Agreement to evidence the fact that, although the effectiveness of this Agreement is contingent upon the consummation of the Merger and the satisfaction of the conditions precedent set forth herein, this Agreement sets forth the terms and conditions acceptable to the parties hereto; and

     WHEREAS, this Agreement shall be effective upon its execution by all the parties hereto, provided, however, such effectiveness is contingent upon the consummation of the Merger and the satisfaction of all other conditions precedent set forth in Article VI.

     WHEREAS, pursuant to the Commitments in the Existing Agreement, the Lender made Loans to the Original Borrowers; and

     WHEREAS, the proceeds of such Loans have been and will be used

          (a) to repay, refinance or acquire certain existing indebtedness;

          (b) for working capital and general business purposes; and

          (c) to finance certain Approved Development Activities on the Oil and Gas Properties owned by the Borrowers; and

     WHEREAS, the Borrowers have requested that the Lender make certain amendments to the Existing Agreement and to make additional loans to the Borrowers; and

     WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to make such amendments to the Existing Agreement, and to make such loans to the Borrowers; and

     WHEREAS, the parties have agreed that it is in their respective best interests to enter into this Agreement, amending, restating and superseding the Existing Agreement,

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Alliance Group" means Alliance Resources Group, Inc., a Delaware corporation, a wholly-owned Subsidiary of Alliance Plc and the sole shareholder of each of the Alliance US Subsidiaries.

     "Alliance Newco" means Alliance Resources (Delaware), Inc., a Delaware corporation, and wholly-owned Subsidiary of Alliance Plc. Pursuant to the Merger Agreement, Alliance Newco shall merge with and into LRI.

     "Alliance Plc" means Alliance Resources Plc, a public limited company incorporated in England and Wales, and the sole shareholder of Alliance Group, Manx and, after the Merger, LRI.

     "Alliance USA" is defined in the preamble.

     "Alliance US Subsidiaries" means Alliance USA, Source, ARCOL and ARNO, each a Subsidiary of Alliance Group.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Second Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest as announced from time to time by the Lender as its "reference rate" at its Domestic Office; or

          (b) the Federal Funds Rate most recently determined by the Lender plus 1/4%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Lender will give notice to the Borrowers of changes in the Alternate Base Rate.

     "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by an Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "Applicable Margin" means, (a) with respect to any LIBO Rate Loan at any time of determination, a margin above the interest rate or fee applicable to such Loan equal to two percent (2%), and (b) with respect to any Base Rate Loan at any time of determination, a margin above the interest rate or fee applicable to such Loan equal to one percent (1%).

     "Approvals" means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Government Agency or other Person necessary for all stages of developing, operating, maintaining and abandoning Oil and Gas Properties.

     "Approved CapEx Projects" means, for any period, (i) the sum of all Capital Expenditures anticipated to be spent on Approved Development Activities, in each case as projected, on a month-by-month basis, in the Initial Business Plan and the annual budget described in Section 8.1.1(d), and (ii) all other Capital Expenditures in excess of $50,000 individually or $100,000 in the aggregate, in each case as the Lender may approve.

     "Approved Development Activities" means the Borrowers' program of additional development drilling, workover or recompletion work on the Mortgaged Properties in order to bring into production Proven Reserves, in each case as the Lender may approve.

     "ARCOL" means ARCOL Inc., a Delaware corporation, and one of the Alliance US Subsidiaries.

     "ARNO" means ARNO Inc., a Delaware corporation, and one of the Alliance US Subsidiaries.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignment" means the Assignment and Conveyance of Overriding Royalty Interest executed in connection with the Prior Agreement from LPC and New GOC to the Designee, assigning to the Designee, as additional consideration for the making of Commitments by the Lender and not as collateral security for the Loans, overriding royalty interests in certain of its Hydrocarbon Interests.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 6.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" or "Borrowers" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit C-1 hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday nor any other day on which banks are authorized or required to be closed in Chicago, Illinois; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of Alliance Plc and its consolidated Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

               (ii)  the Lender;

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)  the Lender; or

          (d) any repurchase agreement entered into with the Lender (or other commercial banking institution of the stature referred to in clause (c)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder.

     "Celtic" means Celtic Basin Oil Exploration Ltd., a company organized under the laws of England and Wales, and a wholly-owned Subsidiary of Manx.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means if (a) any Person or "group" (as defined in the Securities Exchange Act of 1934) shall own directly or indirectly greater than 25% of the issued and outstanding share capital of Alliance Plc, (b) Alliance Plc shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of Alliance Group, Manx or, after the Merger, LRI, on a fully-diluted basis, (c) LRI shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of LPC, GOCA, New GOC or Enpro, on a fully diluted basis, (d) Alliance Group shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of Source, ARNO, ARCOL or Alliance USA, on a fully diluted basis, or (e) a majority of the members of the Board of Directors of Alliance Plc are replaced without the prior written consent of the Lender.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and the regulations promulgated thereunder.

     "Collateral Value" shall mean, as at any date, (a) prior to the initial Collateral Value Redetermination, the lesser of $18,500,000 or the amount of Loans outstanding on the Effective Date, and (b) thereafter, that amount of Indebtedness for borrowed money to be incurred under this Agreement that the Lender shall determine can by supported by the Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrowers which are a part of the Mortgaged Properties, after an engineering and economic review of such reserves conducted by the Lender taking into account the value of all those proved developed producing oil and gas reserves and all other categories of Proven Reserves attributable to the Mortgaged Properties that can by expected to become proved developed producing reserves within the next following twelve (12) months with funds that the Lender determines are available to the Borrowers for such purpose and use.

     "Collateral Value Deficiency" means the amount by which the sum of the aggregate outstanding principal amount of all Loans plus Letter of Credit Outstandings exceeds the then current Collateral Value.

     "Collateral Value Deficiency Notification Date" shall mean the date on which any notice of a Collateral Value Deficiency is received by the Borrowers.

     "Collateral Value Redetermination" is defined in Section 2.6.

     "Commitment" means, either the Tranche A Commitment and/or the Tranche B Commitment, as the context may require.

     "Commitment Amount" means, on any date, the Tranche A Commitment Amount and/or the Tranche B Commitment Amount, as the case may be, as such amounts may be reduced from time to time pursuant to Section 2.2.

     "Commitment Availability" means, on any date, the excess of

          (a) the then applicable Commitment Amount, over

          (b) the aggregate outstanding principal amount of all applicable Loans and all Letter of Credit Outstandings on such date.

     "Commitment Termination Date" means the earliest of

          (a)  the Stated Maturity Date;

          (b) the date on which either the Tranche A Commitment Amount and/or the Tranche B Commitment Amount, as applicable, is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to any Borrower; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans and other Obligations to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Lender to any Borrower that the Commitments have been terminated.

     "Consents" means consents and Approvals by Government Agencies to the granting of the Mortgages in favor of the Lender.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by Authorized Officers of the Borrowers, substantially in the form of Exhibit C-2 hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Convertible Loan Notes" means the (Pounds)873,281.25 nominal amount of convertible non-interest bearing, subordinated, unsecured loan notes 1997/2007 of Alliance Plc consisting of 1,078,125 notes of 81p each issued to the Designee pursuant to a Loan Note Instrument substantially in the form of Exhibit N hereto.

     "Coverage Ratio" means the ratio of (i) the value of that portion of Proven Reserves (being all proved developed producing oil and gas reserves plus, in the Lender's sole discretion, a portion of proved developed behind pipe oil and gas reserves, proved developed shut-in oil and gas reserves and proved undeveloped oil and gas reserves) attributable to the Mortgaged Properties as determined by the Lender in accordance with the Lender's customary standards for oil and gas lending, to (ii) an amount equal to the aggregate principal amount of all Loans then outstanding and Letter of Credit Outstandings.

     "Credit Extension" means and includes

          (a) the advancing of any Loans by the Lender in connection with a borrowing hereunder, and

          (b) any issuance or extension of a Letter of Credit.

     "Current Ratio" means the ratio of

          (a) the current assets of Alliance Plc and its consolidated
Subsidiaries

       to

          (b) the current liabilities (minus the current portion of their long term Debt) of Alliance Plc and its consolidated Subsidiaries.

     "Debt" means the outstanding principal amount of all Indebtedness of Alliance Plc and its consolidated Subsidiaries, of the nature referred to in clauses (a) and (b) of the definition of "Indebtedness," but excluding the Convertible Loan Notes.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Designee" is defined in Section 3.5.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Lender.

     "Distribution Payments" is defined in Section 8.2.6.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means the office of the Lender designated as such on its signature page hereto or designated in a Lender Assignment Notice or such other office of the Lender (or any successor or assign of the Lender) within the United States as may be designated from time to time by notice from the Lender, as the case may be, to each other Person party hereto.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Engineering Report" means one or more reports, in form and substance satisfactory to the Lender, prepared at the sole cost and expense of the Borrowers by a petroleum engineer acceptable to the Lender in its reasonable business judgment, which shall evaluate the Proven Reserves and probable reserves attributable to the Hydrocarbon Interests owned directly by the Borrowers and constituting part of the Mortgaged Properties, as of the immediately preceding January 31 or July 31. Each Engineering Report shall set forth volumes, a projection of the future rate of production, Net Proceeds of Production, present value of the Net Proceeds of Production, estimated costs of Remedial Action, operating expenses and capital expenditures in each case based upon economic assumptions reasonably acceptable to the Lender.

     "Enpro" means ENPRO, INC., a Texas corporation and a wholly-owned subsidiary of LRI.

     "Enpro Margin" means the positive difference between (a) the aggregate amount received by Enpro from third parties (which are not Affiliates) in respect of the sale of Hydrocarbons which Enpro previously purchased from the Borrowers or any of them and (b) the aggregate amount paid by Enpro to the Borrowers in respect of the sale of Hydrocarbons to Enpro.

     "Environmental Laws" means all Applicable Laws relating to public health and safety through protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 9.1.

     "Excess Asset Cash Flow" means the proceeds from the sale of any Oil and Gas Properties of any of the Borrowers, net of out-of-pocket costs and expenses incurred in connection therewith, which shall be deposited in the Excess Asset Cash Flow Account.

     "Excess Asset Cash Flow Account" means the escrow account of the Borrowers maintained with the Lender into which the Borrowers are obligated to deposit the Excess Asset Cash Flow.

     "Excess Asset Cash Flow Payment" means, as of the end of any Fiscal Year, the amount in the Excess Asset Cash Flow Account, including all interest that shall have accrued in respect of the aggregate Excess Asset Cash Flow deposited therein.

     "Excess Cash Flow" means the actual cash balance of Alliance Plc and its consolidated Subsidiaries in excess of that shown in the Initial Business Plan (excluding Excess Asset Cash Flow) which, pursuant to Section 3.1.1, shall be paid to the Lender 45 days after the end of each Fiscal Quarter.

     "Excess Cash Flow Payment" means, with respect to any Fiscal Quarter, an amount equal to the positive difference, if any, between (a) an amount equal to Excess Cash Flow applicable to a quarter, and (b) the Regular Principal Payments for such Fiscal Quarter.

     "Exchange Agreement" means that certain Exchange Agreement among the Designee, LPC, New GOC and Alliance Plc, dated as of the Effective Date, pursuant to which the Designee shall execute and deliver the Reassignment in exchange for common stock of Alliance Plc and the Convertible Loan Notes substantially in the form of Exhibit O hereto.

     "Existing Agreement" is defined in the Third Recital.

     "Facility" means the Tranche A Facility and/or the Tranche B Facility, as the case may be.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Lender of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Lender.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on April 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1993") refer to the Fiscal Year ending on the April 30 occurring during such calendar year.

     "Forbearance Agreement" is defined in the fourth recital.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "GOC" means Germany Oil Company, a Texas corporation, which has merged with and into New GOC, which in turn has changed its name to "Germany Oil Company".

     "GOCA" is defined in the preamble.

     "Government Agency" means any federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "Guaranties" means the guaranties of the Obligations, executed and delivered pursuant to Section 6.1.4, substantially in the form of Exhibit D-3, given by each of LRI and Enpro, and substantially in the form of Exhibit D-2, given by Alliance Plc and Alliance Group.

     "Guarantors" means Alliance Plc, Alliance Group, LRI and Enpro.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum, crude oil or fraction thereof;

          (d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

          (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. (S) 2011 et seq., and any amendments or reauthorizations thereof;

          (f) asbestos-containing materials in any form or condition; or

          (g) polychlorinated biphenyls in any form or condition.

     "Hedging Agreements" means:

          (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and

          (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

     "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Highest Lawful Rate" is defined in Section 3.2.4.

     "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases; oil; gas and mineral leases; other Hydrocarbon leases; mineral interests; mineral servitudes; overriding royalty interests; royalty interests; net profits interests; production payment interests; and other similar interests.

     "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Borrower, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Borrower to be in default of any of its obligations under Section 8.2.4.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (d) net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (f) all Contingent Liabilities of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Initial Business Plan" means the Alliance Resources Plc and LaTex Resources Inc., Outline Business Plan, for the two-year period beginning in April 1997 attached hereto as Schedule VII.

     "Interest Expense" means, for any period, interest expense of Alliance Plc and its consolidated Subsidiaries for such period (including all imputed interest under Hedging Agreements, but excluding all fees paid under Section 3.3).

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if for a period of less than one month or if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrowers may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) no more than five different Interest Periods may be in effect at any time;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of another calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (d) no Interest Period may end later than the Stated Maturity Date;
     and

          (e) the Borrowers shall select each Interest Period for a particular LIBO Rate Loan so as not to require (as reasonably foreseeable as possible) a prepayment of such LIBO Rate Loan during such Interest Period.

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding prepaid expenses incurred in the ordinary course of business);

          (b) any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Issuance Request" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrowers, in substantially the form of Exhibit K attached hereto (with such changes thereto as may be agreed upon from time to time by the Lender and the Borrowers).

     "Lender Assignment Notice" means a Lender Assignment Notice substantially in the form of Exhibit G hereto.

     "Lender" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1.

     "Letter of Credit Availability" means, at any time, the lesser of

          (a) the positive difference between

               (i)  $200,000
     and
               (ii) the then Letter of Credit Outstandings,

     or

          (b) the Tranche A Commitment Amount at such time less the sum of (i) any Tranche A Loans then outstanding at such time and (ii) any Letter of Credit Outstandings at such time.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, with respect to each Interest Period for a LIBO Rate Loan, the rate of interest equal to the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for Dollar deposits of amounts comparable to the outstanding principal amount of the LIBO Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBO Rate Loan.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest

Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBO Rate           =                    LIBO Rate
                                         -------------------------------
     (Reserve Adjusted)                  1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Lender on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Lender, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of the Lender designated as such on the signature page hereto or designated in a Lender Assignment Notice or such other office of the Lender (or any successor or assign of the Lender) as designated from time to time by notice from the Lender to the Borrowers, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of the Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Loans" is defined in Section 2.1.

     "Loan Document" means this Agreement, the Note, the Security Documents, the Warrant Documents, all Hedging Agreements and all other agreements relating to this Agreement entered into from time to time between any Borrower (or an Affiliate of any Borrower) and the Lender (or an Affiliate of the Lender).

     "LPC" is defined in the preamble.

     "LRI" means LATEX RESOURCES, INC., a Delaware corporation and the sole shareholder of LPC, GOCA, New GOC and Enpro. Pursuant to the Merger Agreement, Alliance Newco shall merge with and into LRI. LRI shall be the survivor of the Merger and shall assume all of the assets and liabilities of Alliance Newco.

     "MMBtu" means one million British Thermal Units.

     "Management Agreement" means that certain Amended and Restated Management Agreement dated as of the Effective Date, between Alliance Plc, LRI, the Alliance US Subsidiaries, LPC and New GOC.

     "Manx" means Manx Petroleum Plc, a company organized under the laws of England and Wales, and a wholly-owned subsidiary of Alliance Plc.

     "Material Adverse Effect" means with respect to any matter that such matter

          (a) could reasonably be expected materially and adversely to affect the assets, business, properties, condition (financial or otherwise), prospects, or results of operations of Alliance Plc and its Subsidiaries on a consolidated basis, or the value or condition of the Properties of Alliance Plc and its Subsidiaries on a consolidated basis, or the ability of any Borrower or any other Obligor to perform its obligations under any of the Loan Documents, or

          (b) has been brought by or before any court or arbitrator or any Governmental Agency and draws into question or otherwise has or reasonably could be expected to have a material adverse effect on the validity or enforceability of any material provision of any Loan Document against any Obligor party thereto or the rights, remedies and benefits available to the Lender under the Loan Documents.

     "Merger" means the merger of Alliance Newco with and into LRI pursuant to the Merger Agreement.

     "Merger Agreement" means that certain Agreement and Plan of Merger dated as of August 12, 1996, between LRI, Alliance Newco and Alliance Plc, as amended on September 16, 1996, December 20, 1996, February 13, 1997 and March 13, 1997.

     "Monthly Payment Date" means, commencing April 30, 1997, the last Business Day of each calendar month.

     "Mortgages" means the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, the Amended and Restated Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, the First Supplemental Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, and any similar instruments, executed and delivered pursuant to Section 6.1.6, substantially in the form(s) of Exhibit E-1 hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Mortgaged Properties" is defined in Section 6.1.6.

     "Net Proceeds of Production" means the difference between (a) the sum of
(w) all revenue received by or credited to the account of the Borrowers from the sale of Hydrocarbons and other minerals in, under or produced after March 1, 1997, from their Oil and Gas Properties, (x) all net proceeds from Hedging Agreements entered into pursuant to Section 8.1.8, (y) the Enpro Margin and (z) all amounts received by the Borrowers or any of them, in their respective capacities as operators of certain Oil and Gas Properties, from other working interest owners pursuant to "Article III -Overhead" of the COPAS form of Accounting Procedure (and similar agreements or provisions) attached to operating agreements pertaining to such Properties and (b) the sum of (i) royalties, overriding royalties, net profits interests and other existing burdens payable out of production, (ii) normal and reasonable direct, leasehold operating expenses (excluding any and all charges by any Borrower or any Affiliate of any Borrower or for general and administrative or "overhead" expenses pertaining to the Mortgaged Properties in excess of the amount set forth in the Initial Business Plan per month), (iii) severance, ad valorem, excise and windfall profit taxes or other government taxes or similar levies or impositions hereinafter enacted or imposed, (iv) actual, reasonable workover expenses (but not Capital Expenditures) for the Mortgaged Properties which are necessary to maintain production from existing completion intervals or zones in existing wells, and from wells and intervals or zones which become producing wells, intervals or zones, as the case may be, as a result of Approved Development Activities, (v) all net payments made in respect of the Hedging Agreements entered into pursuant to Section 8.1.8, in each case to the extent such deductions are properly allocable to the Borrowers' Oil and Gas Properties and (vi) all actual, reasonable and necessary fees and expenses incurred by any Borrower in connection with the preparation of Engineering Reports.

     "New GOC" is defined in the preamble.

     "Note" means the secured promissory note of the Borrowers payable to the order of the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrowers and/or any other Obligor arising under or in connection with this Agreement, the Note and each other Loan Document, including without limitation, all Hedging Obligations arising under Hedging Agreements between any Borrower (or any Affiliate of any Borrower) and the Lender (or any Affiliate of the Lender).

     "Obligor" means the Borrowers, LRI, Alliance Plc, Enpro or any other Person (other than the Lender or any Affiliate of the Lender) obligated under, or otherwise a party to, any Loan Document.

     "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Organic Document" means, relative to any corporate Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, relative to any partnership Obligor, its partnership agreement.

     "Original Borrowers" is defined in the preamble.

     "Overriding Royalty Interest" means the interests conveyed and assigned by the Assignment.

     "Participant" is defined in Section 10.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with any Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to the Lender, 100%, as such percentage may be adjusted from time to time pursuant to Lender Assignment Notice(s) executed by the Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Person" means any natural person, corporation, partnership, joint venture, limited liability company, firm, association, trust, Governmental Agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreements" means a Pledge Agreement executed and delivered pursuant to Section 6.1.5, substantially in the form of Exhibit F-1 given by each of Alliance Plc and Alliance Group, and substantially in the form of Exhibit F-2 given by LRI, as amended, supplemented, restated or otherwise modified from time to time.

     "Prior Agreement" is defined in the Second Recital.

     "Proceeds Account" is defined in Section 3.4.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proven Reserves" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed behind pipe oil and gas reserves and proved developed shut-in oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the U.S. Securities and Exchange Commission in its standards and guidelines.

     "Reassignment" means the Assignment of Overriding Royalty Interest substantially in the form of Exhibit J, pursuant to which the Overriding Royalty Interest granted by the Assignment is assigned by the Designee to LPC and New GOC.

     "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of Exhibit B-1, between Alliance Plc and the Lender or the Designee.

     "Regular Principal Payment" means a scheduled repayment of the aggregate principal amount of all Loans equal to the respective amounts set forth on
Schedule II (without giving effect to payments made or received under interest rate Hedging Agreements); provided however, that the final scheduled repayment shall be in an amount sufficient to repay all Loans in full.

     "Reimbursement Obligation" is defined in Section 4.5.

     "Release" means a "release," as such term is defined in CERCLA.

     "Remedial Action" means any action under Environmental Laws required to (a) clean up, remove, treat, dispose of, abate, or in any other way address pollutants (including Hazardous Materials) in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of pollutants, or
(c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Payment Tests" means compliance with each of the following restrictions (both before and immediately after giving effect to the applicable Distribution Payment):

          (a) the Current Ratio shall be not less than 1.10:1.0;

          (b) Working Capital shall not be less than $1.00;

          (c) there shall exist no Collateral Value Deficiency; and

          (d) no Default or Event of Default shall have occurred and be continuing.

     "Security Agreements" means a security agreement and any similar instrument or agreement, executed and delivered pursuant to Section 6.1.20, substantially in the form of Exhibit M hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Security Documents" means, collectively, (a) the Guaranties, (b) the Pledge Agreements, (c) the Mortgages, and (d) the Security Agreements, together with any exhibits, schedules and other attachments to such documents and any financing statements related thereto, as such documents, exhibits, schedules, attachments or financing statements may be, from time to time, amended, supplemented, restated or otherwise modified.

     "Source" is defined in the preamble.

     "Stated Amount" of each Letter of Credit means the "Stated Amount" of such Letter of Credit as defined therein.

     "Stated Maturity Date" means March 31, 2000.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (b) any partnership, limited liability company, joint venture association, firm or other business entity in which more than 50% of the equity interest or voting power is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Surety Instrument" means all letters of credit (including commercial and standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Taxes" is defined in Section 5.6.

     "Tranche A Availability Termination Date" means the Business Day immediately following the Effective Date.

     "Tranche A Commitment" means the Lender's commitment pursuant to Section
2.1.1 to make Tranche A Loans to the Borrowers in accordance with the terms and provisions of this Agreement.

     "Tranche A Commitment Amount" means the lesser of $18,500,000 or the amount of Loans outstanding on the Effective Date, as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche A Facility" means the Facility providing for the Tranche A Commitment and the Tranche A Loans.

     "Tranche A Loan" means each loan made by the Lender to the Borrowers from time to time pursuant to its Tranche A Commitment in accordance with Sections
2.1.1 and 2.3.

     "Tranche B Availability Termination Date" means 90 calendar days from the Effective Date.

     "Tranche B Commitment" means the Lender's commitment pursuant to Section
2.1.2 to make Tranche B Loans to the Borrowers, and to issue Letters of Credit, in accordance with the terms and provisions of this Agreement.

     "Tranche B Commitment Amount" means $2,500,000, as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche B Facility" means the Facility providing for the Tranche B Commitment, the Tranche B Loans and the Letters of Credit.

     "Tranche B Loan" means each loan made by the Lender to the Borrowers from time to time pursuant to its Tranche B Commitment in accordance with Sections
2.1.2 and 2.3.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "Undertaking" means that certain Amended and Restated Undertaking and Indemnity from Alliance USA, substantially in the form of Exhibit D-1.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Warrant Documents" means the Warrant Instrument, the Warrants, the Exchange Agreement and the Registration Rights Agreement.

     "Warrant Instrument" means the Warrant Instrument, substantially in the form of Exhibit B-2, between Alliance Plc and the Lender or the Designee.

     "Warrants" means the warrants, substantially in the form of Exhibit B-3, from Alliance Plc to the Lender or the Designee.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Working Capital" means the excess of

          (a) current assets of Alliance Plc and its consolidated Subsidiaries over
          (b) current liabilities, excluding the current portion of Debt payable more that twelve months from the date of the report provided pursuant to
     Section 8.1.1.(l), of Alliance Plc and its consolidated Subsidiaries.

     SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, notice and other communication or other Loan Document delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those United States generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in
Section 7.7.

     SECTION 1.5.  INTERPRETATIONAL PROVISIONS.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its sole discretion."

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

                                  ARTICLE II.

                   COMMITMENTS, BORROWING PROCEDURES AND NOTE

     SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make loans ("Loans") to the Borrowers equal to the aggregate amount of the Borrowing of Loans requested by the Borrowers to be made pursuant to the Commitments on such day described in this Section 2.1. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow and prepay Loans but may not reborrow any amounts paid or pre-paid.

     SECTION 2.1.1. TRANCHE A COMMITMENT. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche A Availability Termination Date and (y) any Commitment Termination Date relating to all Commitments or to the Tranche A Commitment, the Lender will make Tranche A Loans to the Borrowers equal to the amount of the Tranche A Loan requested by the Borrowers to be made on such day in the applicable Borrowing Request therefor. The Borrowers acknowledge that, as of March 14, 1997, the aggregate outstanding principal amount of all Tranche A Loans is $16,861,274.87.

     SECTION 2.1.2. TRANCHE B COMMITMENT. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche B Availability Termination Date, and (y) any Commitment Termination Date relating to all Commitments or to the Tranche B Commitment, the Lender may, in its discretion, make Tranche B Loans to the Borrowers equal to the aggregate amount of the Tranche B Loan requested by the Borrowers to be made on such day in the applicable Borrowing Request therefor. The Borrowers acknowledge that, as of March 14, 1997, the aggregate outstanding principal amount of all Tranche B Loans is $1,556,721.95. On the Effective Date, the foregoing outstanding principal amount of Tranche B Loans will be consolidated into a new Tranche A such that, on the Effective Date, the aggregate outstanding principal amount of all Tranche B Loans will be zero.

     SECTION 2.1.3. COMMITMENT TO ISSUE LETTERS OF CREDIT. From time to time on any Business Day, the Lender will issue Letters of Credit, in accordance with
Article IV.

     SECTION 2.1.4. LENDER NOT REQUIRED TO MAKE LOANS UNDER CERTAIN CIRCUMSTANCES. The Lender shall not be required to make any Loan if, after giving effect thereto

          (a) the aggregate outstanding principal amount of all Tranche A Loans would exceed the Tranche A Commitment Amount, or

          (b) the aggregate outstanding principal amount of all Tranche B Loans would exceed the Tranche B Commitment Amount less the Letter of Credit Outstandings, or

          (c) a Collateral Value Deficiency would exist, or

          (d) as to any Tranche B Loan, if after the Borrowing thereof, the Coverage Ratio would be less than 1.0 or if the Lender does not, in its discretion, approve such Borrowing.

     SECTION 2.1.5. LENDER NOT REQUIRED TO ISSUE LETTERS OF CREDIT UNDER CERTAIN CIRCUMSTANCES. The Lender shall not be required to issue any Letter of Credit if, after giving effect thereto

          (a) the aggregate outstanding principal amount of all Tranche B Loans would exceed the Tranche B Commitment Amount less the Letter of Credit Outstandings,

          (b) a Collateral Value Deficiency would exist,

          (c) all Letter of Credit Outstandings would exceed $200,000, or

          (d) the Coverage Ratio would be less than 1.0.

     SECTION 2.2. REDUCTION OF COMMITMENT AMOUNTS. Any Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. OPTIONAL. The Borrowers may, from time to time on any Business Day, voluntarily reduce the Tranche A Commitment Amount or the Tranche B Commitment Amount or any of them; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Lender and be permanent, and any partial reduction of either Commitment Amount shall be in a minimum amount of $250,000 and in an integral multiple of $50,000.

     SECTION 2.2.2.  MANDATORY.

          (a) On the Tranche A Availability Termination Date, the unused portion of the Tranche A Commitment Amount shall, without any further action, automatically and permanently be cancelled.

          (b) On the Tranche B Availability Termination Date, the unused portion of the Tranche B Commitment Amount shall, without any further action, automatically and permanently be cancelled.

          (c) On any Commitment Termination Date, the Commitment Amount of each Facility shall be reduced to zero.

     SECTION 2.3. BORROWING PROCEDURE. By delivering a Borrowing Request to the Lender on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrowers may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, or, in the case of a Base Rate Borrowing, one Business Day's notice, that a Borrowing be made in a minimum amount of $250,000 and an integral multiple of $50,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. The Lender shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrowing Request.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Lender on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $50,000, of any Loans, in the case of Base Rate Loans, be converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any LIBO Rate Loan may be continued as, and no portion of any Base Rate Loan may be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5.  LOAN ACCOUNTS AND NOTE.

          (a) The Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The loan accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans.

          (b) The Loans shall also be evidenced by a Note payable to the order of the Lender in a maximum principal amount equal to the original, aggregate Commitment Amount. The Borrowers hereby irrevocably authorize the Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid) or in other books and records maintained by the Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Loans evidenced thereby (the Borrowers may from time to time reasonably request a copy of such grid). Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

          (c) The Borrowers acknowledge that the Note delivered to the Lender as of the Effective Date amends, restates and renews the promissory notes given by the Borrowers under the Existing Agreement, which amended, restated, consolidated and renewed certain promissory notes and other evidence of indebtedness then outstanding.

     SECTION 2.6.  COLLATERAL VALUE REDETERMINATION.

          (a) Within 60 days after receipt of the Engineering Report required to be delivered semi-annually, commencing as of December 31, 1997 and based initially on the Engineering Report required to be delivered in mid 1997, the Lender shall notify the Borrowers in writing of the Collateral Value determined on the basis of such Engineering Report. Each such determination is herein called a "Collateral Value Redetermination". Each Collateral Value Redetermination shall be effective when the Borrowers are notified of the amount of the redetermined Collateral Value by the Lender.

          (b) The Collateral Value is also subject to adjustment as provided for in Section 3.1.2.

     SECTION 2.7. PURPOSES. The Borrowers shall apply the proceeds of each Loan only in the following manner:

          (a) in the case of Tranche A Loans, to repay, refinance or acquire existing indebtedness and for working capital purposes of the Borrowers and to finance Approved Development Activities; and

          (b) in the case of Tranche B Loans, to fund partially the expense of terminating certain Hedging Agreements, and paying all Hedging Obligations under such Hedge Agreements at the time of termination, as approved by the Lender.

                                  ARTICLE III.

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. REPAYMENTS AND PREPAYMENTS AND CERTAIN COLLATERAL VALUE MATTERS. The Borrowers shall repay the unpaid principal amount of the Loans as set forth in this Section 3.1.

     SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date. Prior thereto, the Borrowers

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type;

               (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

               (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Lender (which notice is irrevocable) stating the date and amount of such prepayment and the type of Loan to be prepaid; and

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000;

          (b) shall, on each date when any reduction in any Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over such Commitment Amount as so reduced;

          (c) shall make prepayments as specified in Section 3.1.2;

          (d) shall, on each Monthly Payment Date, make a payment in an amount not less than the interest payment required pursuant to Section 3.2.3;

          (e) shall, on each Monthly Payment Date, make a payment in an amount not less than the Regular Principal Payment applicable to that month to be applied first to Tranche A Loans and then to Tranche B Loans and Letter of Credit Outstandings; and

          (f) shall 45 days after the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending on July 31, 1997, make a payment in an amount not less than the Excess Cash Flow Payment applicable to that quarter to be applied first to Tranche A Loans, then to Tranche B Loans and then to Letter of Credit Outstandings;

          (g) shall, on the last Business Day of each Fiscal Year, make a payment in an amount not less than the Excess Asset Cash Flow Payment applicable to that year to be applied first to Tranche A Loans, then to Tranche B Loans and then to Letter of Credit Outstandings;

          (h) shall, immediately upon any acceleration of the Loans pursuant to
     Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each payment or prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4, and shall be applicable, to the extent of such prepayment, in the inverse order of maturity. No voluntary prepayment of principal of any Loans or any prepayment pursuant to the preceding clause (c) shall cause a reduction in any Commitment Amount.

     SECTION 3.1.2. COLLATERAL VALUE DEFICIENCIES. Upon the occurrence of a Collateral Value Deficiency, the Lender may notify the Borrowers of such Collateral Value Deficiency. Within 30 days from and after the Collateral Value Deficiency Notification Date, the Borrowers shall, at their election, take one of the following actions:

          (a) execute and deliver to the Lender supplemental or additional Security Documents, in form and substance satisfactory to the Lender and its counsel, securing payment of the Note and the other Obligations and covering additional Oil and Gas Properties directly owned by the Borrowers which are not then covered by any Loan Document and which are of a type and nature, and having a value (determined by the Lender using customary standards for oil and gas lending) satisfactory to the Lender; or

          (b) make a payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by the Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) in an aggregate principal amount sufficient to eliminate such Collateral Value Deficiency.

If the Borrowers shall elect to execute and deliver supplemental or additional Security Documents to the Lender pursuant to clause (a), they shall provide the Lender with descriptions of the additional assets to be collaterally assigned (together with current valuations, Engineering Reports and title evidence applicable thereto, each of which shall be in form and substance satisfactory to the Lender) within 20 days after the Collateral Value Deficiency Notification Date. Such supplemental or additional Security Documents shall be subject to the terms of Section 8.1.7. If the Borrowers fail to take either of the actions described above within such 30-day period, then without any necessity for notice to the Borrowers or any other person, the Borrowers shall become obligated immediately to pay Obligations in an aggregate principal amount equal to the applicable Collateral Value Deficiency.

     SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. RATE. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), after any other monetary Obligation of the Borrowers shall have become due and payable, and after the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), the

Borrowers shall pay, but only to the extent permitted by Applicable Law, interest (after as well as before judgment) on all Obligations at a rate per annum equal to

          (a) with respect to LIBO Rate Loans for the period from the date such Loan becomes due and payable to the end of the then current Interest Period, the higher of (i) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin plus a margin of 3%, or
     (ii) the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%; or

          (b) in all other cases, the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%.

     SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a)  on the Stated Maturity Date;

          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan and on that portion of such Loan so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the 90th day of such Interest Period); and

          (e) on that portion of any Loans which is accelerated pursuant to
     Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4. MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the Obligations of the Borrowers to the Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Applicable Law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Accordingly, if the transactions contemplated hereby would be usurious under Applicable Law with respect to the Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

          (a) the provisions of this Section 3.2.4 shall govern and control;

          (b) the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Lender shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to the Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrowers by the Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrowers);

          (c) all sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the indebtedness of the Borrowers to the Lender hereunder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d) if at any time the interest provided pursuant to Sections 3.2.1 and 3.2.2 together with any other fees payable pursuant to this Agreement and deemed interest under Applicable Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Sections 3.2.1 and 3.2.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2.4.

     SECTION 3.3.  FEES.   The Borrowers agree to pay the fees set forth in this
Section 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1. STRUCTURING FEE. The Borrowers have paid to the Lender, on or before the Effective Date, a structuring fee of $200,000 payable in stock of Alliance Plc.

     SECTION 3.3.2.  CLOSING FEE.  [Not used.]

     SECTION 3.3.3. ENGINEERING FEE. Beginning March 31, 1998, the Borrowers agree to pay to the Lender an annual engineering and redetermination fee in the amount of $25,000.

     SECTION 3.3.4. LETTER OF CREDIT FACE AMOUNT FEE. The Borrowers agree to pay to the Lender a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to the Applicable Margin for LIBO Rate Loans on the face amount of such Letter of Credit. Such fee shall be payable by the Borrowers in arrears on each Monthly Payment Date, and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

     SECTION 3.3.5. LETTER OF CREDIT ISSUANCE FEE. The Borrowers agree to pay to the Lender an issuance fee for each Letter of Credit issued by Lender for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, of the greater of 0.25 of 1% of the face amount of such Letter of Credit or $100.00. Such fee shall be payable by the Borrowers in arrears on each Monthly Payment Date and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

     SECTION 3.3.6. LETTER OF CREDIT ADMINISTRATIVE FEE. The Borrowers agree to pay to the Lender all reasonable administrative expenses of the Lender in connection with the maintenance, modification (if any) and administration of each Letter of Credit issued by the Lender upon demand from time to time pursuant to the Lender's schedule of charges then in effect.

     SECTION 3.4.  PROCEEDS ACCOUNT AND EXCESS ASSET CASH FLOW ACCOUNT.

          (a) The Security Documents contain an assignment to the Lender by the Borrowers of all production of Hydrocarbons and all proceeds attributable thereto properly allocable to the Mortgaged Properties. Notwithstanding such assignment of production, the Borrowers may, until the Lender shall give notice to the contrary, which notice shall not be unreasonably given, receive such proceeds. Thereafter, all such proceeds from the sale of such production shall be paid directly into an account of the Borrowers maintained with the Lender (the "Proceeds Account"). The Borrowers hereby grant to the Lender, subject to the prior assignment in favor of the Lender of such production and its proceeds, a security interest in the Proceeds Account and all proceeds thereof.

          (b) The Borrowers may, until the Lender shall give notice to the contrary, withdraw funds from the Excess Asset Cash Flow Account to pay operating expenses and all other expenses in accordance with the Initial Business Plan. Upon any such withdrawal, the Borrowers shall give notice to the Lender as to the amount and purpose of the withdrawal. The Borrowers hereby grant to the Lender a security interest in the Excess Asset Cash Flow Account and all proceeds thereof.

     SECTION 3.5. Warrants and Convertible Loan Notes Are Not Collateral Security. In addition to interest paid on the Loans, Alliance Plc has granted the Warrants and the Convertible Loan Notes to the Lender's designee ("Designee"), as additional consideration payable to the Lender in exchange for the Reassignment to be retained in perpetuity and not as additional collateral security.


                                  ARTICLE IV.

                               LETTERS OF CREDIT

     SECTION 4.1. ISSUANCE REQUESTS. By delivering to the Lender an Issuance Request on or before 12:00 noon (Chicago time), the Borrowers may request, from time to time prior to the earlier to occur of (x) the Tranche A Availability Termination Date and (y) any Commitment Termination Date relating to all Commitments or to the Tranche A Commitment, and on not less than three nor more than ten Business Days' notice, that the Lender issue an irrevocable standby letter of credit in substantially the form of Exhibit L hereto, or in such other form as may be mutually agreed by the Borrowers and the Lender (each a "Letter of Credit"), in support of financial obligations of the Borrowers incurred in the Borrowers' ordinary course of business and which are described in such Issuance Request. Each Letter of Credit shall by its terms:

          (a) be issued in a Stated Amount which

               (i)  is at least $10,000;

               (ii) does not exceed (or would not exceed) the then Letter of Credit Availability;

          (b) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier (i) of one year from its date of issuance and (ii) the Commitment Termination Date; and

          (c) on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Lender from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

               (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Lender that the obligations covered thereby have been paid or otherwise satisfied in part, or

               (iii) terminate 30 Business Days after notice to the beneficiary thereunder from the Lender that an Event of Default has occurred and is continuing.

So long as no Default has occurred and is continuing, by delivery to the Lender of an Issuance Request at least three but not more than ten Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrowers may request the Lender to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension and the Commitment Termination Date.

     SECTION 4.2. ISSUANCES AND EXTENSIONS. On the terms and subject to the conditions of this Agreement (including Article VI), the Lender shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Lender will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

     The Lender is under no obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any requirement of Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Lender in good faith deems material to it;

          (ii) one or more of the applicable conditions contained in Article VI is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Lender, or the issuance of a Letter of Credit shall violate any applicable policies of the Lender;

          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

          (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars.

The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     SECTION 4.3. DISBURSEMENTS. The Lender will notify the Borrowers promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Lender shall make such payment to the beneficiary (or its designee) of such Letter of Credit. In paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Prior to 12:00 noon (Chicago time) on the Disbursement Date, the Borrowers will reimburse the Lender for all amounts which it has disbursed under the Letter of Credit. To the extent the Lender is not reimbursed in full in accordance with the preceding sentence, the Borrowers' Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate, plus a margin of 2% per annum, payable on demand. In the event the Lender is not reimbursed by the Borrowers on the Disbursement Date, or if the Lender must for any reason return or disgorge such reimbursement, the Lender shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans which are Base Rate Loans as provided in
Section 2.1.2 (the Borrowers being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION 4.4. REIMBURSEMENT. The Borrowers' obligation (a "Reimbursement Obligation") under Section 4.3 to reimburse the Lender with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrowers may have or have had against the Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Lender's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrowers to commence any proceeding against the Lender for any wrongful Disbursement made by the Lender under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Lender.

     SECTION 4.5. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the Lender, and without demand upon or notice to the Borrowers, be deemed to have been paid or disbursed by the Lender under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Lender to the Borrowers of its obligations under this Section, the Borrowers shall be immediately obligated to reimburse the Lender the amount deemed to have been so paid or disbursed by the Lender. Any amounts so received by the Lender from the Borrowers pursuant to this Section shall be held as collateral security for the repayment of the Borrowers' obligations in connection with the Letters of Credit issued by the Lender. At any time when such Letters of Credit shall terminate and all Obligations to the Lender are either terminated or paid or reimbursed to the Lender in full, the Obligations of the Borrowers under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Lender), and the Lender will return to the Borrowers the excess, if any, of

          (a) the aggregate amount deposited by the Borrowers with the Lender and not theretofore applied by the Lender to any Reimbursement Obligation over

          (b) the aggregate amount of all Reimbursement Obligations to the Lender pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Lender shall return to the Borrowers all amounts then on deposit with the Lender pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrowers, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Lender as additional collateral security for the repayment of the Borrowers' Obligations in connection with the Letters of Credit issued by the Lender.

     SECTION 4.6. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrowers shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. The Lender (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof;

          (f) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit;

          (g) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letters of Credit or any unrelated transaction;

          (h) any payment by the Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; and

          (i) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Lender in good faith shall be binding upon the Borrowers and shall not put the Lender under any resulting liability to the Borrowers.

     SECTION 4.7.  INCREASED COSTS; INDEMNITY.  If by reason of

          (a) any change in Applicable Law or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Agency, including Regulation D of the F.R.S. Board:

               (i) the Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by the Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by the Lender; or

               (iii) there shall be imposed on the Lender any other condition regarding this Article IV or any Letter of Credit,

and the result of the foregoing is directly or indirectly to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce any amount receivable in respect thereof by the Lender, then and in any such case may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrowers thereof, and the Borrowers shall pay on demand such amounts as the Lender may specify to be necessary to compensate the Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin plus 2% per annum. The determination by the Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     In addition to amounts payable as elsewhere provided in this Article IV, the Borrowers hereby indemnify, exonerate and hold the Lender harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether the Lender is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which the Lender may incur or be subject to as a consequence, direct or indirect, of

          (c) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Lender as determined by a court of competent jurisdiction, or

          (d) the failure of the Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                                 ARTICLE V.

                   CERTAIN INTEREST RATE AND OTHER PROVISIONS

     SECTION 5.1. LIBO RATE LENDING UNLAWFUL. If the Lender shall determine (which determination shall, upon notice thereof to the Borrowers, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any central bank or other Governmental Agency asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligation of the Lender to make, continue, maintain or convert into any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 5.2. DEPOSITS UNAVAILABLE. If the Lender shall have determined that Dollar deposits in the relevant amount are not available to the Lender in its relevant market, then, upon notice from the Lender to the Borrowers, the obligations of the Lender under Section 2.3 to make any Loans shall forthwith be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist.

     SECTION 5.3.  INCREASED LOAN COSTS, ETC.  If by reason of

          (a) any change in Applicable Law or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Agency, including Regulation D of the F.R.S. Board:

               (i) the Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to any payment due under any LIBO Rate Loan or other amounts due under this Agreement, whether directly or by such being imposed on or suffered by the Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender or Loans made by the Lender, or against any other funds, obligations or other property owned or held by the Lender and the Lender actually incurs such additional costs; or

               (iii) there shall be imposed on the Lender any other condition affecting this Agreement (or any of such extensions of credit or liabilities),

and the result of the foregoing is directly or indirectly to increase the cost to the Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, or to reduce any amount receivable in respect thereof by the Lender, then and in any such case the Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrowers thereof, and the Borrowers shall pay on demand such amounts as the Lender may specify to be necessary to compensate the Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus 3% per annum. The determination by the Lender of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION 5.4. FUNDING LOSSES. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor by reason of any act or omission by the Borrowers or failure of a condition precedent to be satisfied;

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor by reason of any act or omission by the Borrowers; or

          (d) any repayment or prepayment of the principal amount of any Loans on a date other than the scheduled Monthly Payment Dates;

then, upon the written notice of the Lender to the Borrowers, the Borrowers shall, within five days of its receipt thereof, pay to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION 5.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Applicable Law of any Governmental Agency affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of Letters of Credit or the Loans made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrowers, the Borrowers shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     SECTION 5.6. TAXES. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, levies, assessments, imports, deductions, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrowers will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

          (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received and retained had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     SECTION 5.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrowers pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrowers without setoff, deduction or counterclaim, not later than 11:00 a.m. (Chicago time) on the date due, in same day or immediately available funds, to such account with the Lender in Chicago, Illinois as the Lender shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.8. SETOFF. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrowers hereby grant to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter maintained with or otherwise held by the Lender, including without limitation, the Proceeds Account. The Lender agrees promptly to notify the

Borrowers after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 5.8 are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which the Lender may have.

     SECTION 5.9. USE OF PROCEEDS. The Borrowers shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, X or G.


                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

     SECTION 6.1. EFFECTIVENESS OF AGREEMENT AND INITIAL BORROWING. The Tranche A and Tranche B Loans outstanding under the Existing Agreement will, on the Effective Date, be consolidated into a new Tranche A. The obligation of the Lender to (i) make the initial Loans (i.e. under Tranche A or Tranche B); (ii) consolidate the outstanding Tranche A and Tranche B Loans into a new Tranche A;
(iii) make any new Loans and (iv) to amend and restate the Existing Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

     SECTION 6.1.1. RESOLUTIONS, ETC. The Lender shall have received from each Borrower, LRI, Alliance Group, Alliance Plc, ENPRO and any other Obligor a certificate, dated the date of the initial Borrowing, of the Secretary or Assistant Secretary of such Obligor as to

          (a) resolutions of the Board of Directors of such Obligor then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document, as applicable, to be executed by it;

          (b) the incumbency and signatures of those of its officers or Persons authorized to act with respect to this Agreement, the Note and each other Loan Document, as applicable, executed by it;

          (c) the Organic Documents of such Obligor; and

          (d) evidence that such Obligor is in good standing under the Applicable Laws of the jurisdiction of its organization and, as to Alliance USA,

     Source, LPC and New GOC, each of the jurisdictions where the Mortgaged Properties are located,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.2. DELIVERY OF NOTE. The Lender shall have received the Note duly executed and delivered by the Borrowers.

     SECTION 6.1.3. ENVIRONMENTAL REPORT. The Lender shall have received the environmental assessments, acceptable in all respects to the Lender, prepared by Southern Environmental Company with respect to the Mortgaged Properties owned by Alliance USA and Source, a completed environmental questionnaire and such other information with respect to the ownership and past use of the Mortgaged Properties owned by Alliance USA and Source as the Lender may reasonably request, all of which shall be satisfactory in form, substance and scope to the Lender, and such reports, if not addressed to the Lender, shall be accompanied by reliance letters addressed to the Lender in form and substance reasonably satisfactory to the Lender.

     SECTION 6.1.4. GUARANTIES. The Lender shall have received executed counterparts of the Guaranties, dated as of the date hereof, duly executed by each of Alliance Plc, Alliance Group, LRI and Enpro.

     SECTION 6.1.5. PLEDGE AGREEMENTS. The Lender shall have received executed counterparts of Pledge Agreements, dated as of the date hereof, duly executed by
(i) LRI pledging its interests in the capital stock in each of the Original Borrowers and Enpro, (ii) Alliance Plc pledging its interest in the capital stock of Alliance Group, Manx and LRI, and (iii) Alliance Group pledging its interest in the capital stock of Alliance USA, ARNO, ARCOL and Source, together with the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreements, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Pledge Agreements as may be necessary, or in the reasonable opinion of the Lender, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

     SECTION 6.1.6. MORTGAGES. The Lender shall have received counterparts of the Mortgages, dated as of the date hereof, duly executed by Alliance USA, Source, LPC and New GOC, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgages as may be necessary or, in the reasonable opinion of the Lender, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby;

          (b) favorable mortgagee's title opinions in favor of the Lender (in form and substance and issued by title counsel satisfactory to the Lender), with respect to the Property purporting to be covered by the Mortgages (or such portion of such Properties as shall be acceptable to the Lender), setting forth the working interest and net revenue interest of LPC and New GOC in such Properties and opining that LPC's and New GOC's title to such property is good and defensible and valid and that the interests created by the Mortgages constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lender; and

          (c) such other approvals, opinions, or documents as the Lender may reasonably request.

     The Hydrocarbon Interests, Properties and interests described in and secured by the Mortgages and in any other mortgages or supplemental mortgages given pursuant to this Agreement, as such Properties and interests are from time to time constituted, are herein collectively called the "Mortgaged Properties."

     SECTION 6.1.7. OPINIONS OF COUNSEL. The Lender shall have received opinions addressed to the Lender, from

          (a) counsel to the Borrowers and Guarantors acceptable to the Lender, substantially in the form of Exhibit H-2 hereto and dated as of the date hereof;

          (b) Pray, Walker, Jackman, Williamson & Marlar, as to the Mortgaged Properties now owned by New GOC and listed in Part A of Schedule V-1 and those Mortgaged Properties now owned by LPC and listed in Part B of
     Schedule V-1; and Sinex & Stephenson, L.L.C., as to the Mortgaged Properties listed in Part C of Schedule V-1, special title counsel to the Borrowers, substantially in the forms of Exhibit I-1 hereto dated the date of the initial Borrowing; and

          (c) Schully, Roberts, Slattery & Jaubert, as to the Mortgaged Properties listed on Schedule V-2 now owned by Alliance USA and Source located in Louisiana, in each case substantially in form of Exhibit I-3 hereto and dated as of the date hereof.

     SECTION 6.1.8. UCC-11S. The Lender shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrowers, LRI, Alliance Plc, Alliance Group and Enpro, (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the following states: (1) Oklahoma and Texas with respect to LRI, Enpro, New GOC and GOCA, (2) Alabama, Arkansas, Colorado, Kansas, Louisiana, Michigan, Mississippi, Montana, North Dakota, New Mexico, Oklahoma, South Dakota, Texas and Wyoming with respect to LPC, and (3) Louisiana and Delaware, with respect to Alliance Plc, Alliance Group, Source and Alliance USA, in which jurisdictions filings are to be made pursuant to clause
(a) of Section 6.1.6, together with copies of such financing statements (none of which shall cover any collateral described in the Mortgages).

     SECTION 6.1.9. EVIDENCE OF INSURANCE. The Lender shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrowers by this Agreement and the other Loan Documents.

     SECTION 6.1.10. ASSIGNMENT OF OVERRIDING ROYALTY INTEREST IN EXCHANGE FOR WARRANT DOCUMENTS. In exchange for the execution and delivery of the Reassignment in exchange for Warrant Documents, the Lender shall have received the Warrant Documents, in each case executed and delivered by Alliance Plc.

     SECTION 6.1.11. UNDERTAKING. The Lender shall have received from Alliance USA a duly executed, original counterpart of the Undertaking.

     SECTION 6.1.12. ENGINEERING REPORT. The Lender shall have received Engineering Report, from Lee Keeling and Associates, Inc. effective as of April 1, 1996, as to the Mortgaged Properties owned by LPC and New GOC, and an Engineering Report from Ryder-Scott & Company, Inc., effective as of April 1, 1996, as to the Mortgaged Properties owned by Alliance USA.

     SECTION 6.1.13. BUSINESS PLAN. The Lender shall have received the Initial Business Plan, in form, scope and detail reasonably satisfactory to the Lender.

     SECTION 6.1.14. DISPOSITION OF OTHER SUBSIDIARIES. LRI shall have sold or otherwise disposed of all of its direct or indirect equity interests in Wexford Technology, Incorporated, Imperial Petroleum, Inc., LaTex Resources International, Inc., Phoenix Metals, Inc. and Ridgepointe Mining Company.

     SECTION 6.1.15. HEDGING AGREEMENTS. LPC shall have entered into (and shall have delivered to the Lender copies of) each of the Hedging Agreements required by Sections 8.1.8 and Section 8.1.9.

     SECTION 6.1.16. CLOSING OF MERGER, ETC. The Lender shall have received and approved a true, correct and complete copy of the fully executed Merger Agreement, including all amendments and supplements thereto, a certificate of merger shall have been filed with the Secretary of State of Delaware, and the closing of the Merger shall have occurred such that Alliance Newco shall have merged with and into LRI as contemplated by the Merger Agreement.

     SECTION 6.1.17.  [Not used.].

     SECTION 6.1.18. AMENDED AND RESTATED SECURITY DOCUMENTS. The documents, instruments and agreements comprising or evidencing the collateral security for the Existing Agreement shall each have been amended and restated to provide that such documents, instruments and agreements secure the Obligations, in each case pursuant to instruments in form and substance satisfactory to the Lender and its counsel.

     SECTION 6.1.19. MANAGEMENT AGREEMENT. The Lender shall have received from Alliance Plc, LRI, LPC, New GOC and the Alliance US Subsidiaries a duly executed, original counterpart of the Management Agreement.

     SECTION 6.1.20. SECURITY AGREEMENTS. The Lender shall have received from the Borrowers, Alliance Plc, Alliance Group, LRI and Enpro duly executed, original counterpart of Security Agreements, dated as of the date hereof, together with the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Security Agreements as may be necessary, or in the reasonable opinion of the Lender, desirable, effectively to create a valid, perfected first priority liens against and security interests in the collateral covered thereby.

     SECTION 6.1.21. CLOSING FEES, EXPENSES, ETC. The Lender shall have received all reasonable costs and expenses due and payable pursuant to Sections
3.3 and 10.3, if then invoiced.

     SECTION 6.1.22. TITLE REPORTS. The Lender shall have received title reports with respect to the Mortgaged Properties owned by Alliance USA and Source in form, scope and detail reasonably satisfactory to the Lender.

     SECTION 6.1.23. NEW SECTION 2.10 OF MORTGAGE. Section 2.10 of each Mortgage is deleted and a new Section 2.10 in the form shown in Exhibit E-2 hereto is inserted in its place.

     SECTION 6.2. ALL CREDIT EXTENSIONS. The obligation of the Lender to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

     SECTION 6.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.9) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrowers to the Lender pursuant to
     Section 7.9

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrowers, threatened against the Borrowers which has or might reasonably be expected to have a Material Adverse Effect; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.9 which has or might reasonably be expected to have a Material Adverse Effect; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrowers nor any other Obligor are in material violation of any Applicable Law or governmental regulation or court order or decree if such violation has or might reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2.2. BORROWING REQUEST, ETC. The Lender shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrowers of the proceeds of the Borrowing or the issuance of the Letter of Credit as applicable, shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are true and correct.

     SECTION 6.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrowers represent and warrant unto the Lender as set forth in this Article VII.

     SECTION 7.1. ORGANIZATION, ETC. LPC is an Oklahoma corporation, GOCA is a Delaware corporation, New GOC is a Delaware corporation, GOC was a Texas corporation, Alliance USA is a Delaware corporation, Source is a Delaware corporation, Alliance Group is a Louisiana corporation, LRI is a Delaware corporation and Alliance Plc is a public limited company incorporated in England and Wales, and each is validly organized and existing and in good standing under the Applicable Laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Except as set forth on the Disclosure Schedule, the Borrowers have no Subsidiaries. LRI has sold or otherwise disposed of all of its direct or indirect equity interests in the corporations listed in Section 6.1.14.

     SECTION 7.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrowers and each other Obligor of this Agreement, the Note and each other Loan Document executed or to be executed by it or them are within each Borrower's and each such Obligor's respective corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Borrower's or such other Obligor's Organic Documents;

          (b) contravene or result in any violation of or default under any Applicable Law or any material contractual restriction, court decree or order, in each case binding on or affecting any Borrower or any other Obligor or any Properties, businesses, assets or revenues of any Borrower;

          (c) result in, or require the creation or imposition of, any Lien on (except for the Liens of the Loan Documents) any of the Borrowers' or any other Obligor's Properties, businesses, assets or revenues.

     SECTION 7.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Agency or other Person is required for the due execution, delivery or performance by the Borrowers or any other Obligor of this Agreement, the Note or any other Loan Document to which they are a party, except for Approvals, if any, by the lessor under any government-issued oil and gas lease of the granting the Mortgage, which Alliance USA, Source, LPC and New GOC expect to obtain in the ordinary course of business and the Consents, each of which shall have been obtained on or before the Effective Date.

     SECTION 7.4. INVESTMENT COMPANY ACT. None of the Borrowers or any of their Affiliates is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 7.5. PUBLIC UTILITY HOLDING COMPANY ACT. None the Borrowers is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.6. VALIDITY, ETC. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrowers will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such, Obligor, be the legal valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     SECTION 7.7.  FINANCIAL INFORMATION.

          (a) The audited consolidated balance sheet of LRI as at July 31, 1996 and the related audited statements of operations and cash flow of LRI, the unaudited consolidated balance sheet of LRI as of January 31, 1997, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their audited operations for the period then ended.

          (b) The audited consolidated balance sheets of Alliance Plc as at April 30, 1996 and the related audited statements of operations and cash flow of Alliance Plc, the unaudited consolidated balance sheet of Alliance Plc as of October 31, 1996, copies of which have been furnished to the Lender, have been prepared in accordance with United Kingdom GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their audited operations for the period then ended.

     SECTION 7.8. NO MATERIAL ADVERSE CHANGE. Since the date of the audited financial statements described in Section 7.7, there has been no change in the financial condition, operations, assets, business, Properties or prospects of Alliance Plc, Alliance Group, LRI, Enpro or the Borrowers that has or might reasonably be expected to have a Material Adverse Effect, except as disclosed in
Item 7.8A of the Disclosure Schedule.

     SECTION 7.9. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding, or labor controversy affecting the Borrowers, or any of their Properties, businesses, assets or revenues, which has or might reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 7.9 ("Litigation") of the Disclosure Schedule.

     SECTION 7.10. OWNERSHIP OF PROPERTIES. Each of the Borrowers have good and defensible title to their Properties (the Oil and Gas Properties of Source and Alliance USA are listed in Item 7.10 of the Disclosure Schedule) (including, without limitation, all Hydrocarbon Interests), free and clear of all Liens except (a) those referred to in the financial statements referred to in Section 7.7, (b) as disclosed to the Lender in the Disclosure Schedule or (c) as permitted by Section 8.2.3. After giving full effect to all Liens permitted under Section 8.2.3, each of the Borrowers owns the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Engineering Report, and none of the Borrowers are obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of their respective working interest percentage as reflected in the most recent Engineering Report.

     SECTION 7.11. TAXES. Each of the Borrowers has filed all Federal and other tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes, assessments, fees and other governmental charges thereby shown to be owing, except as disclosed in Item 7.11 of the Disclosure Schedule and except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.12. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrowers or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.13. COMPLIANCE WITH LAW. None of the Borrowers (a) is in violation of any Applicable Law of, or the terms of any Approval, license or permit issued by, any Governmental Agency; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to ownership of any of its properties or the conduct of its business (including without limitation any such authorization from the Federal Energy Regulatory Commission or any state conservation commission or similar body); which violation or failure could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.14. CLAIMS AND LIABILITIES. Except as disclosed to the Lender in Item 7.14 ("Claims and Liabilities") in the Disclosure Schedule, none of the Borrowers has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Lender in Item
7.14 of the Disclosure Schedule, no claims exist against the Borrowers for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Borrowers has any claim against the Borrowers for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

     SECTION 7.15. NO PROHIBITION ON PERFECTION OF SECURITY DOCUMENTS. None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which any Borrower is a party or by which any Borrower or the property of any Borrower is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens evidenced and created by any of the Loan Documents.

     SECTION 7.16. SOLVENCY. None of the Borrowers is "insolvent", as such term is used and defined in the United States Bankruptcy Code, 11 U.S.C. (S) 101, et seq.

     SECTION 7.17. ENVIRONMENTAL WARRANTIES. As a reasonable and prudent operator of oil and gas producing properties, in the ordinary course of their business, the Borrowers have conducted, with respect to their existing Oil and Gas Properties, and, on an ongoing basis, conducts a review of the effect of Environmental Laws on the business, operations and Properties of the Borrowers, in the course of which they identify and evaluate associated liabilities and costs (including any capital or operating expenditures required for Remedial Action or other clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required for Remedial Action or otherwise to achieve or maintain compliance with environmental protection standards imposed by any Environmental Law or as a condition of any Approval, license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that, except as disclosed in Item 7.17 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and Property (including underlying groundwater) owned, leased or operated by the Borrowers have been, and continue to be, owned, leased or operated by the Borrowers in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrowers with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

               (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrowers regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property (including underlying groundwater) owned, leased or operated by the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by GOC or the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) the Borrowers have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business;

          (e) no Property now or previously owned, leased or operated by the Borrowers is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) None of the Borrowers has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrowers for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any Property now or previously owned or leased by the Borrowers that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no condition exists at, on or under any property now or previously owned or leased by the Borrowers which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18. REGULATIONS G, U AND X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.19. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrowers in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including without limitation each Engineering Report) is, and all other such factual information hereafter furnished by or on behalf of the Borrowers to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 7.20. TRADE PAYABLES AND INTERCOMPANY INDEBTEDNESS. To the best of Borrowers' knowledge, (i) neither the Borrowers nor any other Obligor has any trade payables other than those set forth on Schedule IV hereto and (ii) there is no intercompany Indebtedness other than that set forth on Schedule III hereto.

                                 ARTICLE VIII.

                                   COVENANTS

     SECTION 8.1. AFFIRMATIVE COVENANTS. The Borrowers agree with the Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 8.1.

     SECTION 8.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrowers will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Alliance Plc, balance sheets of Alliance Plc and its consolidated Subsidiaries as of the end of such Fiscal Quarter and statements of operations and cash flow of Alliance Plc and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of Alliance Plc;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of Alliance Plc, a copy of the annual audit report for such Fiscal Year for Alliance Plc and its consolidated Subsidiaries, including therein the balance sheet of Alliance Plc and its consolidated Subsidiaries as of the end of such Fiscal Year and statements of operations and cash flow of

     Alliance Plc and its consolidated Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Lender by an independent public accountant acceptable to the Lender, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c) concurrently with the delivery of the financial statements referred to is clauses (a) and (b), a certificate, executed by the chief financial Authorized Officer of Alliance Plc, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Lender) compliance with the financial covenants set forth in Section 8.2.4, showing, among other things, a comparison between the actual results and the minimum requirements of this Agreement;

          (d) on or prior to March 1 of each calendar year, a budget for Alliance Plc and its consolidated Subsidiaries for the following Fiscal Year, in form, scope and detail reasonably satisfactory to the Lender, showing, among other things, Approved CapEx Projects for such period;

          (e) as soon as possible and in any event within three days after the occurrence of each Default and any event which has or is reasonably likely to have a Material Adverse Effect, a statement of the chief financial Authorized Officer of the Borrowers setting forth details of such Default or event and the action which Alliance Plc and the Borrowers have taken and propose to take with respect thereto;

          (f) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 7.9 or (y) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 7.9, notice thereof and copies of all documentation relating thereto;

          (g) as soon as possible and in any event within ten days after any responsible officer of Alliance Plc or any Borrower has actual knowledge thereof, notice of

               (i) any claim by any Person against any Borrower of nonpayment of, or

               (ii) any attempt by any Person to collect upon or enforce

     any accounts payable of Alliance Plc or any if its consolidated Subsidiaries, in the case of any single account payable in excess of $50,000, or in the case of all accounts payable in the aggregate in excess of $100,000;

          (h) as soon as available and in any event within 60 days after each of January 31st and July 31st of each calendar year, an Engineering Report, with at least one report per year prepared by an independent, third-party engineer satisfactory to the Lender;

          (i) promptly after (i) the sending or filing thereof, copies of all reports which Alliance Plc, Alliance Group or the Borrowers send to any of their security holders, (ii) the sending or filing thereof, all reports and registration statements which Alliance Plc, Alliance Group or the Borrowers file with the Securities and Exchange Commission or any national securities exchange, (iii) the filing thereof, copies of all tariff and rate cases and other material reports filed with any regulatory authority (other than routine operating reports), and (iv) receipt thereof, copies of all notices received from any regulatory authority concerning noncompliance by any Borrower with any Applicable Law;

          (j) immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that such Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by such Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of such Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (k) upon, but in no event later than 10 days after, becoming aware of
     (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrowers or any of their Properties pursuant to any applicable Environmental Laws, (ii) all other environmental claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrowers that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (l) a monthly summary of Net Proceeds of Production, cash flow, Excess Cash Flow, Excess Asset Cash Flow and Working Capital;

          (m) such other information respecting the condition or operations, financial or otherwise (including production volumes, revenues, operating costs, drilling and completion reports and well-test data), of Alliance Plc or any of its consolidated Subsidiaries as the Lender may from time to time reasonably request.

     SECTION 8.1.2. COMPLIANCE WITH LAWS, ETC. The Borrowers will comply in all material respects with all Applicable Laws, such compliance to include (without limitation):

          (a) the maintenance and preservation of their corporate existence and qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.1.3.  MAINTENANCE AND DEVELOPMENT OF PROPERTIES.

          (a) The Borrowers will maintain, preserve, protect and keep their Properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices. In particular, the Borrowers will operate or cause to be operated their Oil and Gas Properties as reasonable and prudent operators.

          (b) The Borrowers shall use their best efforts promptly to develop and bring into production all proved developed non-producing reserves identified in the Initial Business Plan and, after the two years covered in the Initial Business Plan, those reserves used in the calculation of Collateral Value. The Borrowers shall conduct Approved Development Activities at a level such that their Capital Expenditures equal or exceed $2,500,000 in each of the two years covered in the Initial Business Plan.

          (c) LPC and New GOC shall, promptly after the Effective Date, take all necessary actions and use their reasonable best efforts to obtain appropriate Consents, if any, needed from each lessor under any government-issued oil and

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

     gas lease of the granting of the Mortgage with respect to any such leases covered by such instruments.

     SECTION 8.1.4. INSURANCE. The Borrowers will maintain or cause to be maintained with responsible insurance companies insurance with respect to their properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (including, where appropriate, well control, operator's extra expense and remediation insurance) and will furnish to the Lender at reasonable intervals a certificate of Authorized Officers of the Borrowers setting forth the nature and extent of all insurance maintained by the Borrowers in accordance with this Section. The following shall apply to the insurance required by this Section 8.1.4:

          (a) Each policy for property insurance covering the Mortgaged Property shall show the Lender as loss payee;

          (b) Each policy for liability insurance covering the Mortgaged Property shall show the Lender as additional insured;

          (c) Each insurance policy covering the Mortgaged Property shall provide that at least thirty (30) days prior written notice of cancellation, reduction in amount or other change in coverage, or of lapse shall be given to the Lender by the insurer; and

          (d) The Borrowers shall, if so requested by the Lender, deliver to the Lender the original or a certified copy of each insurance policy covering the Mortgaged Property.

     SECTION 8.1.5. BOOKS AND RECORDS. The Borrowers will keep books and records which accurately reflect all of their material business affairs and transactions and permit the Lender or any of its respective representatives, at reasonable times and intervals, to visit all of their offices, to discuss their financial matters with their officers, directors and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with the Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. The Borrowers shall pay any reasonable fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

     SECTION 8.1.6.  ENVIRONMENTAL COVENANT.  The Borrowers will

          (a) use, operate and maintain all of their facilities and Properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) (i) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of their facilities and Properties or compliance with Environmental Laws, (ii) use all reasonable efforts within ninety days to have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which would or could in the reasonable opinion of the Lender have a Material Adverse Effect, and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice or inquiry; and

          (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this
     Section 8.1.6.

     SECTION 8.1.7. FURTHER ASSURANCES. The Borrowers shall, upon the request of the Lender, take such actions and execute and deliver such documents and instruments as the Lender shall require to ensure that the Lender shall, at all times, have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties of the Borrowers not included within the Mortgaged Properties constituting the Proven Reserves of the Borrowers (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance reasonably acceptable to the Lender in its reasonable business judgment as to ownership of such Oil and Gas Properties. If the Lender shall determine that, as of the date of any Collateral Value Redetermination, the Borrowers shall have failed to comply with the preceding sentence, the Lender may notify the Borrowers in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrowers, the Borrowers shall execute and deliver to the Lender supplemental or additional Loan Documents, in form and substance satisfactory to the Lender and its counsel, securing payment of the Note and the other Obligations and covering additional assets not then encumbered by any Loan Documents (together with current valuations, Engineering Reports, and title evidence applicable to the additional assets collaterally assigned, each of which shall be in form and substance satisfactory to the Lender) such that the Lender shall have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties constituting the Proven Reserves of the Borrowers (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Lender in its reasonable business judgment as to ownership of such Oil and Gas Properties. The Borrowers shall ensure that all written information, exhibits and reports furnished by or on behalf of the Borrowers to the Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Lender and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

     If and to the extent Alliance Plc, Alliance Group, the Borrowers or any other Obligor acquires any interest in all or any of the corporations listed in
Section 6.1.14, such interest shall be pledged to the Lender as additional security for the Obligations, pursuant to Security Documents satisfactory to the Lender.

     SECTION 8.1.8. NATURAL GAS AND CRUDE OIL HEDGING. On or before July 1, 1997, LPC will enter into natural gas and crude oil Hedging Agreements reasonably acceptable to the Lender that will enable Alliance USA, Source, LPC and New GOC to obtain net realized prices of not less than (a) an agreed upon amount per MMBtu of natural gas produced from its Hydrocarbon Interests on the agreed upon aggregate notional volumes and (b) an agreed upon amount per barrel of crude oil produced from its Hydrocarbon Interests on the agreed upon aggregate notional volumes. Alliance USA, Source, GOCA and New GOC hereby acknowledge that LPC is entering into such Hedging Agreements not only for its own benefit, but also for the benefit of Alliance USA, Source, GOCA and New GOC. Alliance USA, Source, GOCA and New GOC further acknowledge that LPC's Obligations under the Hedging Agreements are Obligations of all the Borrowers as if they were parties signatory thereto.

     SECTION 8.1.9. INTEREST RATE PROTECTION. The Borrowers shall, within two Business Days after delivery of the Borrowing Request for the initial Tranche B Borrowing (as to the amounts requested in each such Borrowing related thereto), enter into Hedging Agreements, in form and substance satisfactory to the Lender, designed to protect the Borrowers against fluctuations in interest rates with respect to the principal amount of all Loans and ensure a maximum agreed upon interest rate on the notional amount projected by the Lender to be outstanding under this Agreement through the Stated Maturity Date. Alliance USA, Source, GOCA and New GOC hereby acknowledge that LPC is entering into such Hedging Agreements not only for its own benefit, but also for the benefit of Alliance USA, Source, GOCA and New GOC. Alliance USA, Source, GOCA and New GOC further acknowledge that LPC's Obligations under the Hedging Agreements are Obligations of all the Borrowers as if they were parties signatory thereto.

     SECTION 8.1.10. BUSINESS PLAN. The Borrowers will furnish, or will cause to be furnished, to the Lender by month 9 of year 2 of the Initial Business Plan (and similarly, for each succeeding year) a business plan for the next calendar year, in form, scope and detail reasonably satisfactory to the Lender.

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

     SECTION 8.1.11. EXCESS ASSET CASH FLOW. The Borrower will deposit, immediately upon receipt, all Excess Asset Cash Flow into the Excess Asset Cash Flow Account.

     SECTION 8.1.12. TRADE PAYABLES AND INTERCOMPANY INDEBTEDNESS. No later than July 15, 1997 the Borrowers will furnish to the Lender an updated Schedule III and Schedule IV as to the intercompany Indebtedness and the trade payables in existence on the May 1, 1997 certified by the Chief Financial Officer of Alliance Plc.

     SECTION 8.2. NEGATIVE COVENANTS. The Borrowers agree with the Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 8.2.

     SECTION 8.2.1. BUSINESS ACTIVITIES. The Borrowers will not engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

     SECTION 8.2.2. INDEBTEDNESS. Other than intercompany Indebtedness existing on the Effective Date and set forth on Schedule III hereto, the Borrowers will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding which is incurred by the Borrowers to a vendor of any assets to finance its or their acquisition of such assets;

          (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (d) existing Indebtedness to be paid in full no later than the date of the initial Loans;

          (e) Hedging Obligations incurred pursuant to the Hedging Agreements approved by the Lender pursuant to Sections 8.1.8 and 8.1.9; and

          (f) Contingent Obligations incurred to satisfy bonding requirements imposed by any Governmental Agency not to exceed, in the aggregate, $500,000;

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

provided, however, that no Indebtedness otherwise permitted by clause (b) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing; and, provided further, that it will not constitute an Event of Default if any intercompany Indebtedness existing on the Effective Date is not set forth on Schedule III hereto prior to July 15, 1997.

     SECTION 8.2.3. LIENS. The Borrowers will not create, incur, assume or suffer to exist any Lien upon any of their Property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (c) Hydrocarbon production sales contracts;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, that at no time shall such sums exceed in the aggregate $100,000;

          (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (g) covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment which do not materially interfere with the occupation, use and enjoyment by the Borrowers of their assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

          (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

          (i) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrowers to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor.

     SECTION 8.2.4.  FINANCIAL CONDITION.  The Borrowers will not permit:

          (a) the Current Ratio at any time to be less than (i) 0.35:1.0 during the period commencing with the Effective Date and ending on April 30, 1998;
     (ii) 0.80:1.00 between May 1, 1998 and April 30, 1999 and (iii) 1.10:1.0 at any time after April 30, 1999; or

          (b) Working Capital at any time after April 30, 1999 to be less than $1.00.

The Borrowers shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of any Borrower.

     SECTION 8.2.5. INVESTMENTS. The Borrowers will not make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Cash Equivalent Investments;

          (b) without duplication, Investments permitted as Indebtedness pursuant to Section 8.2.2; and

          (c) without duplication, Investments in the nature of Capital Expenditures;

          (d) if approved by the Lender in its sole discretion, Investments in Wexford Technology Incorporated, Imperial Petroleum, Inc., LaTex Resources International, Inc., Phoenix Metals, Inc. and Ridgepointe Mining Company, each of which are former subsidiaries or LRI.

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

provided, however, that

          (e) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (f) no Investment otherwise permitted by clause (b), (c) or (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 8.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date:

          (a) the Borrowers will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any class of equity (now or hereafter outstanding) of the Borrowers or on any options or other rights with respect to any interest of any class of equity (now or hereafter outstanding) of the Borrowers or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any class of equity (now or hereafter outstanding) of the Borrowers, or options or other rights with respect to any interest of or in any class of equity (now or hereafter outstanding) of the Borrowers (such dividends, distributions or applications being called "Distribution Payments") other than Distribution Payments which do not cause the Borrowers to be in violation of the Restricted Payment Tests; and

          (b) the Borrowers will not make any deposit for any of the foregoing purposes.

     SECTION 8.2.7. RENTAL OBLIGATIONS. The Borrowers will not enter into at any time any arrangement (excluding oil and gas leases entered into in the ordinary course of business) which involves the leasing by the Borrowers from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrowers in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $500,000 for any Fiscal Year or $1,000,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 8.2.8. CONSOLIDATION, MERGER, ETC. The Borrowers will not liquidate or dissolve, consolidate with, or merge into or with, any other partnership or corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof). The Borrowers will not create any Subsidiary except with the prior written consent of the Lender.

     SECTION 8.2.9. ASSET DISPOSITIONS, ETC. The Borrowers will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of the Borrowers in any one transaction or in any series of transactions, whether or not related; and the Borrowers will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, less than all or any substantial part of its assets (including accounts receivable) to any Person other than (x) farmouts under standard industry terms of Properties not holding Proven Reserves, (y) abandonment of Properties not capable of producing Hydrocarbons in paying quantities after the expiration of their primary terms or as permitted by Section 2.7 of the Mortgages and (z) those sales approved by the Lender on the terms set forth on Schedule VI.

     SECTION 8.2.10. MODIFICATION OF CERTAIN AGREEMENTS. LPC and New GOC will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Management Agreement nor will Alliance Plc or LRI consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Merger Agreement.

     SECTION 8.2.11. TRANSACTIONS WITH AFFILIATES. No Borrower will enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower with a Person which is not one of its Affiliates.

     SECTION 8.2.12. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. No Borrower will enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (b) of
Section 8.2.2 as in effect on the Effective Date as to the assets financed with the proceeds of such Indebtedness) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document.

     SECTION 8.2.13. TAKE OR PAY CONTRACTS. No Borrower will enter into or be a party to any arrangement for the purchase of materials, supplies, other property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by such Borrower regardless of whether such materials, supplies, other property, or services are delivered or furnished to it.

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

                                  ARTICLE IX.

                               EVENTS OF DEFAULT

     SECTION 9.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

     SECTION 9.1.1. NON-PAYMENT OF OBLIGATIONS. Any Borrower shall default in the payment or prepayment when due of any principal of any Loan; or any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan or any fee or of any other Obligation.

     SECTION 9.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrowers or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrowers or any other Obligor to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Any Borrower shall default in the due performance and observance of any of its obligations under Section 8.1 or 8.2.

     SECTION 9.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 15 days after notice thereof shall have been given to the Borrowers by the Lender.

     SECTION 9.1.5.  DEFAULT ON OTHER INDEBTEDNESS.

          (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including any Hedging Agreements in effect between the Borrowers and the Lender, but excluding Indebtedness described in Section
     9.1.1 and trade payables in existence on the Effective Date as set forth on
     Schedule IV hereto; provided, however, that it will not constitute an Event of Default if any trade payables existing on the Effective Date are not set forth on Schedule IV hereto prior to July 15, 1997) of the Borrowers or any other Obligor having a principal amount, individually or in the aggregate, in excess of $50,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit any holder of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

          (b) Beginning 180 days from the Effective Date, a default shall occur in the payment when due of any royalty, overriding royalty or similar interest burdening the Oil and Gas Properties of any Borrower individually or in the aggregate, in excess of $50,000.

     SECTION 9.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $50,000 shall be rendered against any Borrower or any other Obligor and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 9.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.8. CONTROL OF THE BORROWERS. Any Change in Control shall occur.

     SECTION 9.1.9. BANKRUPTCY, INSOLVENCY, ETC. Any Borrower or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrowers and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Borrower or any other Obligor, and, if any such case or proceeding is not commenced by such Borrower or such other Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that such Borrower and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 9.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 9.2. ACTION IF BANKRUPTCY. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to any Borrower or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

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

     SECTION 9.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to any Borrower or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, may by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

     SECTION 9.4. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Applicable Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1.  WAIVERS, AMENDMENTS, ETC.

          (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Lender. No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          (b) Unless and until the Merger is consummated and this Agreement becomes effective, the terms and provisions of the Existing Agreement and the other Loan Documents, including the Forbearance Agreement, are binding in all respects against LRI, the Original Borrowers and all Obligors and shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the consummation of the Merger and the satisfaction of each of the other conditions precedent set forth in Article VI, this Agreement will become effective and will be a binding and enforceable agreement superseding the Existing Agreement in all respects.

          (c) If the Merger is not consummated, or if each of the other conditions set forth in Article VI are not satisfied by April 30, 1997, then

               (i) this Agreement is null and void and of no further force and effect;

               (ii) no Borrower or other Obligor shall have any claim of any kind against the Lender hereunder;

               (iii) the Existing Agreement and the Forbearance Agreement shall be immediately and automatically reinstated on such date without any further action required on the part of any of the parties hereto; and

               (iv) the Borrowers and the Guarantors hereby waive, and release the Lender and the Designee from, any and all claims against the Lender and the Designee under this Agreement.

          (d) Except as provided in the preceding Section 10.1(b) and 10.1(c), this Agreement is an amendment and restatement of, and replaces and supersedes the Existing Agreement; provided, however, that no right, interest, claim or cause of action of any kind of the Lender which may have existed under the Existing Agreement shall in any way be released, modified, compromised or waived by virtue of this Existing Agreement superseding and replacing the Existing Agreement.

     SECTION 10.2.  NOTICES.

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature pages, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature pages hereof; or, as directed to the Borrowers or the Lender, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Lender.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

          (c) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Lender shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in the telephonic or facsimile notice.

     SECTION 10.3. PAYMENT OF COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable expenses of the Lender (including the fees and out-of-pocket expenses of internal and external counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling or rerecording of the Mortgage, the Security Agreements, the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, the Security Agreements and the Pledge Agreements, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further agree to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Note, the issuance of the Letters of Credit, or any other Loan Documents. The Borrowers also agree to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of internal and external attorneys) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) This Agreement, any Loan Document or any document contemplated hereby or referred to herein;

          (b) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including the Merger and any Approved Development Activities, or the use of any Letter of Credit;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower of all or any portion of the stock or assets of any Person, whether or not the Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or Property owned, leased or operated by any Borrower;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any facility or Property owned, leased or operated by any Borrower thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower; or

          (f) any misrepresentation, inaccuracy or breach in or of Section 7.17 or Section 8.1.6, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The obligations in this Section 10.4 shall survive payment of all other Obligations. At the election of any Indemnified Party, the Borrowers shall defend such Indemnified Party using legal counsel satisfactory to such Indemnified Party in such Person's sole discretion, at the sole cost and expense of the Borrowers. All amounts owing under this Section 10.4 shall be paid within 30 days after demand.

     SECTION 10.5. SURVIVAL. The obligations of the Borrowers under Sections 5.3, 5.4, 5.5, 5.6, 10.3 and 10.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers and the Lender and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof are executed on behalf of the Borrowers and the Lender; provided, however, that such effectiveness shall be contingent upon the consummation of the Merger and the satisfaction of all of the conditions precedent set forth in Article VI. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers and the Lender and Persons indemnified hereunder, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     SECTION 10.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGES OR AS EXPRESSLY PROVIDED IN ANY SUCH DOCUMENT) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Lender; and

          (b) the rights of sale, assignment and transfer of the Lender are subject to Section 10.11.

     SECTION 10.11. SALE AND TRANSFER OF LOANS AND NOTE; PARTICIPATIONS IN LOANS AND NOTE. The Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. ASSIGNMENTS. The Lender may at any time assign and delegate to one or more banks or other financial institutions (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of the Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the Lender's Loans and Commitments) in a minimum aggregate amount of $1,000,000 (or the entire remaining amount of the Lender's Loans and Commitments); provided, however, that the Lender is required at all times to maintain Loans, Letter of Credit Outstandings and Commitments hereunder in an aggregate amount of $1,000,000 (unless such Lender shall have reduced its Loans, Letter of Credit Outstandings and Commitments to zero); provided, further, however, that the Borrowers and each other Obligor shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers by the Lender and such Assignee Lender,

          (b) such Assignee Lender shall have executed and delivered to the Borrowers and the Lender a Lender Assignment Notice, accepted by the Lender, and

          (c) the processing fees described below shall have been paid.

From and after the date that the Assignee Lender delivers such Lender Assignment Notice, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Notice, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Notice, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Lender has received an executed Lender Assignment Notice, the Borrowers shall execute and deliver to the relevant Assignee Lender a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (each such Note to be in exchange for, but not in payment of, the corresponding Note then held by such assignor Lender). The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Notice. Accrued interest on that part of the predecessor Note evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Lender upon delivery of any Lender Assignment Notice in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Nothing contained in this Agreement shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 10.11.2. PARTICIPATIONS. The Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of the Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve the Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

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

          (b) the Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrowers and each other Obligor shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

          (d) the Borrowers shall not be required to pay any amount under
     Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree that each Participant, for purposes of Sections 5.3, 5.4, 5.5 and 5.6 (except as provided in Section 10.11.2(d)), 5.8,
10.3 and 10.4, shall be considered a Lender.

     SECTION 10.12. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY

WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.13. WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.14. JOINT AND SEVERAL LIABILITY. Each Borrower has determined that it is in its best interest and in pursuit of its legitimate business purposes to induce the Lender to extend credit to the Borrowers pursuant to this Agreement. Each Borrower acknowledges and represents that its business is integrally related to the business of the other Borrowers, that the availability of the Commitments to all of the Borrowers benefits each Borrower individually and that the Loans made will be for and inure to the benefit of all of the Borrowers individually and as a group. Accordingly, each Borrower shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation to be performed by the Borrowers under this Agreement, the Notes and the other Loan Documents, and each Borrower acknowledges that in extending the credit provided herein the Lender is relying upon the fact that the obligations of each Borrower hereunder are the joint and several obligations of a principal. The invalidity, unenforceability or illegality of this Agreement, the Note or any other Loan Document as to one Borrower or the release by the Lender of a Borrower hereunder or thereunder shall not affect the obligations of the other Borrowers under this Agreement, the Note or other Loan Documents, all of which shall otherwise remain valid and legally binding obligations of the other Borrowers.

     SECTION 10.15.  CERTAIN CONSENTS AND WAIVERS.

          (a) The Lender may, at any time and from time to time, without the consent of or notice to the Borrowers, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to the Borrowers, and without impairing or releasing the obligations of the Borrowers in whole or in part, (i) exercise or refrain from exercising any rights against any Borrower, (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged to secure or in any manner securing the Obligations, (iii) take and hold any additional security for any or all of the Obligations, (iv) apply any sums by whomsoever paid or howsoever realized to any Obligations of the Borrowers to the Lender regardless of what Obligations remain unpaid.

          (b) No invalidity, irregularity or unenforceability of the Obligations of a Borrower under this Agreement or any other Loan Document shall affect, impair or be a defense to the other Borrowers' Obligations. Each Borrower hereby waives, to the extent permitted under Applicable Law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a co-borrower as a result of any disability or absence of liability of the other co-borrower or any defense to liability or enforcement which the other co-borrower may have and agrees that, by so doing, such Borrower's obligations hereunder shall continue even if the other Borrowers had no liability at the time of execution of this Agreement or thereafter ceased or cease to be liable. Each Borrower also waives, to the extent permitted under Applicable Law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a co-borrower to that of the other co-borrower or to reduce the liability of a co-borrower in proportion to any reduction in the liability of the other co-borrower and agrees that, by so doing, such Borrower's obligations hereunder may be more burdensome than that of the other Borrowers.

          (c) Each Borrower, to the extent permitted under Applicable Law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Lender to (i) proceed against the other Borrowers, (ii) proceed against or exhaust any security received from the other Borrowers, or (iii) pursue any other right or remedy in the Lender's power whatsoever.

          (d) Each Borrower further waives, to the extent permitted under Applicable Law: (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Borrower against the other Borrowers or any security, whether resulting from an election by the Lender to foreclose upon security by judicial or nonjudicial sale or otherwise; (ii) any setoff or counterclaim of such Borrower or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of such Borrower (including without limitation the lack of validity or enforceability of this Agreement or any other Loan Document); (iii) any right to exoneration, in whole or in part, of co-borrowers which would otherwise be applicable;
     (iv) any benefits and defenses under Applicable Law, including without limitation any right of subrogation or reimbursement, any right of contribution, any right to enforce any remedy which the Lender now has or may hereafter have against the other Borrowers, and any benefit of, and any right to participate in, any security now or hereafter held or received by the Lender; and (v) all valuation, appraisal, extension or redemption laws now or hereafter in effect. Without limiting the generality of the preceding clause (iv), each Borrower hereby waives any right to be reimbursed by the other Borrowers for any payment of such obligations made directly or indirectly by such Borrower or from any property of such Borrower, whether arising by way of any statutory, contractual or other right of subrogation, contribution, indemnification or otherwise.

          (e) Each Borrower acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the other Borrowers and of other matters or circumstances affecting the ability of the other Borrowers to pay or perform their obligations hereunder or the risk of nonpayment and nonperformance. Each Borrower hereby waives, to extent permitted under Applicable Law, any obligation on the part of the Lender to inform such Borrower of the financial condition, or any changes in financial condition, of the other Borrowers or of any other matter or circumstance which might affect the ability of the other Borrowers to pay and perform under this Agreement or any other Loan Document, or the risk of nonpayment or nonperformance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              LATEX PETROLEUM CORPORATION, an Oklahoma corporation


                              By:
                              Name:
                              Title:

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 492-8027



                              LATEX/GOC ACQUISITION, INC., a Delaware
                              corporation


                              By:
                              Name:
                              Title:

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 492-8027

                              GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI ACQUISITIONS, INC.

                              By:
                              Name:
                              Title:



                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 492-8027


                              ALLIANCE RESOURCES (USA) INC., a Delaware corporation

                              By:
                              Name:
                              Title:



                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 492-8027

                              SOURCE PETROLEUM INC., a Louisiana
                              corporation

                              By:
                              Name:
                              Title:

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                                         Attn:  President
                                         Fax:   (918) 492-8027



                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION

                              By:
                                 Name:   Richard D. Bluth
                                 Title:  Vice President

                              Address:   333 Clay Street
                                         Suite 4450
                                         Houston, TX  77002
                                         Attn: Energy and
                                               Minerals Dept.
                                               Oil & Gas Group
                                         Fax:  (713) 651-4888

                              LIBOR OFFICE:
                                         231 South LaSalle Street
                                         Chicago, IL  60697
                                         Attn: Energy and
                                               Minerals Dept.
                                               Oil & Gas Group
                                         Fax:  (312) 974-9626

                              DOMESTIC OFFICE:
                                         231 South LaSalle Street
                                         Chicago, IL  60697
                                         Attn: Energy and
                                               Minerals Dept.
                                               Oil & Gas Group
                                         Fax:  (312) 974-9626

                                                                      SCHEDULE I


                              DISCLOSURE SCHEDULE
                              -------------------

                                                                     SCHEDULE II


                           Regular Principal Payments


Commencing on October 31, 1998, $325,000 per month.

                                                                    SCHEDULE III


                       Existing Intercompany Indebtedness

                                                                     SCHEDULE IV



                            Existing Trade Payables

                                                                    SCHEDULE V-1

                                Title Properties

                         (Certain Existing Collateral)

                                                                    SCHEDULE V-2

                                Title Properties

                            (Certain New Collateral)



                                                            TITLE REPORT
               PROPERTY                    PARISH/STATE       REQUIRED
--------------------------------------  ------------------  ------------
1.   Tupper No. 7, South Elton Field    Jefferson Davis/LA      Yes
2.   Tupper No. 2, South Elton Field     Jefferson Davis/LA     Yes
3.   Valentine Sugars Nos. 2, 3 and        LaFourche/LA         Yes
      4,  Valentine Field


                                                                     SCHEDULE VI


                            PROJECTED SALES PROCEEDS

                           From Approved Asset Sales
                           -------------------------


Asset                                   Projected Sales Proceeds
-----                                   ------------------------



                  (See Initial Business Plan at Schedule VII)

                                                                    SCHEDULE VII


                             INITIAL BUSINESS PLAN

                                                                       EXHIBIT A

                    SECOND AMENDED AND RESTATED CONSOLIDATED
                            SECURED PROMISSORY NOTE


$______________                                               ____________, 1997


     FOR VALUE RECEIVED, the undersigned, LATEX PETROLEUM CORPORATION, an Oklahoma corporation, LATEX/GOC ACQUISITION, INC., a Delaware corporation, GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI ACQUISITION, INC., ALLIANCE RESOURCES (USA) INC., a Delaware corporation and SOURCE PETROLEUM INC., a Louisiana corporation (the "Borrowers"), jointly and severally promise to pay to the order of Bank of America National Trust and Savings Association, a national banking association (the "Lender") on March 31, 2000, the principal sum of ___________ MILLION ___________________ THOUSAND DOLLARS ($________________)
or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Second Amended and Restated Credit Agreement, dated as of _______________, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrowers and the Lender.

     The Borrowers also promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

     This Note amends, restates and consolidates in their entirety those notes previously acquired by the Lender and those notes previously made and given by the Borrowers to the Lender as more particularly described in the Credit Agreement.

     This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                              LATEX PETROLEUM CORPORATION, an
                              Oklahoma corporation


                              By:
                              Name:
                              Title:



                              LATEX/GOC ACQUISITION, INC., a Delaware
                              corporation


                              By:
                              Name:
                              Title:



                              GERMANY OIL COMPANY, a Delaware
                              corporation, formerly known as
                              LRI ACQUISITION, INC.


                              By:
                              Name:
                              Title:



                                              Signatures continued on next page.

                              ALLIANCE RESOURCES (USA) INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                              Attn:      President
                              Fax:       (918) 492-8027



                              SOURCE PETROLEUM INC., a Louisiana
                              corporation


                              By:
                              Name:
                              Title:

                              Address:   4200 E. Skelly Drive
                                         Suite 1000
                                         Tulsa, OK  74135
                              Attn:      President
                              Fax:       (918) 492-8027

                          LOANS AND PRINCIPAL PAYMENTS

              Amount
             of Loan                Amount of Principal   Unpaid Principal
               Made                       Repaid               Repaid
            ----------             ---------------------------------------
              LIBOR      Interest     Base      LIBOR       Base    LIBOR                      Notation
    Date       Rate       Period      Rate       Rate       Rate     Rate         Total         Made By
=========================================================================================================







                                                                     EXHIBIT B-1


                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                     EXHIBIT B-2


                           FORM OF WARRANT AGREEMENT

                                                                     EXHIBIT B-3


                           FORM OF WARRANT INSTRUMENT

                                                                     EXHIBIT C-1

                                    Form of
                               BORROWING REQUEST



Bank of America
National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]


Re: LATEX PETROLEUM CORPORATION, LATEX/GOC ACQUISITION, INC., GERMANY OIL COMPANY, F/K/A LRI ACQUISITION, INC., ALLIANCE RESOURCES (USA) INC. AND SOURCE PETROLEUM INC.


Ladies and Gentlemen:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Second Amended and Restated Credit Agreement, dated as of _______________, 1997, (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among LATEX PETROLEUM CORPORATION, an Oklahoma corporation, LATEX/GOC ACQUISITION, INC., a Delaware corporation and GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI Acquisition, Inc., ALLIANCE RESOURCES (USA) INC., a Delaware corporation and SOURCE PETROLEUM INC., a Louisiana corporation (the "Borrowers") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrowers hereby request that a Loan be made in the aggregate principal amount of $__________ on __________, 19__ as a [Base Rate Loan] [LIBO Rate Loan having an Interest Period of [one] [two] [three] [six] months.]

     The Borrowers hereby acknowledge that, pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrowers of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrowers that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 6.2.1 are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such statements shall be true and correct as of such earlier date).

     The Borrowers agree that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, they will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Lender shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:


Amount to be     Person to be Paid               Name, Address, etc.
Transferred            Name         Account No.  of Transferee Lender
---------------  -----------------  -----------  --------------------

$__________      ______________     __________   ___________________
                                                 Attention:

$__________      ______________     __________   ___________________
                                                 Attention:

Balance of       The Borrowers
such proceeds                                    ___________________
                                                 Attention:


          IN WITNESS WHEREOF, the Borrowers have caused this request to be executed and delivered by its duly Authorized Officer as of __________ __, 19__.


                              LATEX PETROLEUM CORPORATION, an Oklahoma
                                corporation


                              By:
                              Name:
                              Title:



                              LATEX/GOC ACQUISITION, INC., a Delaware
                              corporation


                              By:
                              Name:
                              Title:



                              GERMANY OIL COMPANY, a Delaware
                              corporation, formerly known as
                              LRI Acquisition, Inc.


                              By:
                              Name:
                              Title:



                              ALLIANCE RESOURCES (USA) INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:

                                              Signatures continued on next page.

                              SOURCE PETROLEUM INC., a Louisiana
                              corporation


                              By:
                              Name:
                              Title:

                                                                     EXHIBIT C-2

                                    Form of
                         CONTINUATION/CONVERSION NOTICE


Bank of America
National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]

     Re: LATEX PETROLEUM CORPORATION, LATEX/GOC ACQUISITION, INC., GERMANY OIL COMPANY, F/K/A LRI ACQUISITION, INC., ALLIANCE RESOURCES (USA) INC. AND SOURCE PETROLEUM INC.


Ladies and Gentlemen:

     This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Amended and Restated Credit Agreement, dated as of ___________, 1995 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among LATEX PETROLEUM CORPORATION, LATEX/GOC ACQUISITION, INC., GERMANY OIL COMPANY, formerly known as LRI ACQUISITION, INC., ALLIANCE RESOURCES (USA) INC., a Delaware corporation and SOURCE PETROLEUM INC., a Louisiana corporation (the "Borrowers") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrowers hereby request that on _______, 19__,

          (1) $_________ of the presently outstanding principal amount of the Loans originally made on _________, 19__ [and $_______ of the presently outstanding principal amount of the Loans originally made on _______, 19__],

          (2) and all presently being maintained as LIBO Rate Loans,

          (3) be [converted into] [continued as],

          (4) [LIBO Rate Loans having an Interest Period of ____ months] [Base Rate Loans].

     The Borrowers hereby:

          (a) certify and warrant that no Default has occurred and is continuing; and

          (b) agree that if prior to the time of such continuation or conversion any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately notify the Lender.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Lender shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     IN WITNESS WHEREOF, the Borrowers have caused this request to be executed and delivered by its duly Authorized Officer as of __________ __, 19__.


                              LATEX PETROLEUM CORPORATION,
                              an Oklahoma corporation


                              By:
                              Name:
                              Title:



                              LATEX/GOC ACQUISITION, INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:



                              GERMANY OIL COMPANY, a Delaware
                              corporation, formerly known as
                              LRI Acquisition, Inc.


                              By:
                              Name:
                              Title:



                              ALLIANCE RESOURCES (USA) INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:

                                              Signatures continued on next page.

                              SOURCE PETROLEUM INC., a Louisiana
                              corporation


                              By:
                              Name:
                              Title:

                                                                     EXHIBIT D-1


             FORM OF AMENDED AND RESTATED UNDERTAKING AND AGREEMENT

                                                                     EXHIBIT D-2


                                FORM OF GUARANTY

                                                                     EXHIBIT D-3


                     FORM OF AMENDED AND RESTATED GUARANTY

                                                                     EXHIBIT E-1


                               FORMS OF MORTGAGE

                                                                     EXHIBIT E-2

                          NEW SECTION 2.10 OF MORTGAGE


2.10  Right of Entry.

          (a) The Mortgagor will permit the Trustees or the Bank, or the agents of either of them, at the cost and expense of the Mortgagor, to enter upon the Mortgaged Property and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Mortgagor to inspect and examine the Mortgaged Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of the Mortgagor.

          (b) Without limiting the generality of the foregoing, the Bank shall have the right, on twenty-four (24) hours prior notice to the Mortgagor, to cause such persons and entities as the Bank may designate to enter the Mortgaged Property to conduct (at the cost and expense of the Mortgagor), or to cause the Mortgagor to conduct (at the cost and expense of the Mortgagor), such tests and investigations as the Bank deems necessary to determine whether any hazardous substance or solid waste is being generated, transported, stored, or disposed of in accordance with applicable Environmental Laws. Such tests and investigations may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Mortgaged Property. This Section 2.10 shall not be construed to affect or limit the obligations of the Mortgagor pursuant to Section 2.5 hereof.

          (c) The Bank shall have no duty to visit or observe the Mortgaged Property or to conduct tests, and no site visit, observation or testing by the Bank shall impose any liability on the Bank, nor shall the Mortgagor or any other Obligor be entitled to rely on any visit, observation or testing by the Bank in any respect. The Bank may, in its discretion, disclose to the Mortgagor or any other Person, including any governmental agency, any report or finding made as a result of, or in connection with, any site visit, observation or testing by the Bank. The Mortgagor agrees that the Bank makes no warranty or representation to the Mortgagor or any other Obligor regarding the truth, accuracy or completeness of any such report or findings that may be so disclosed. The Mortgagor also acknowledges that, depending upon the results of any site visit, observation or testing by the Bank and disclosed to the Mortgagor, the Mortgagor may have a legal obligation to notify one or more governmental agencies of such results, that such reporting requirements are site-specific, and are to be evaluated by the Mortgagor without advice or assistance from the Bank.

                                                                     EXHIBIT F-1


                            FORM OF PLEDGE AGREEMENT

                                                                     EXHIBIT F-2


                 FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

                                                                       EXHIBIT G


                            LENDER ASSIGNMENT NOTICE


Bank of America
National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]

     Re: LATEX PETROLEUM CORPORATION, LATEX/GOC ACQUISITION, INC., GERMANY OIL
         COMPANY, F/K/A LRI ACQUISITION, INC., ALLIANCE RESOURCES (USA) INC. and SOURCE PETROLEUM INC.

Ladies and Gentlemen:

     We refer to clause (b) of Section 10.11.1 of the Second Amended and Restated Credit Agreement, dated as of __________________, 1997, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among LATEX PETROLEUM CORPORATION, an Oklahoma corporation, LATEX/GOC ACQUISITION, INC., a Delaware corporation, GERMANY OIL COMPANY, a Delaware corporation, formerly known as LRI Acquisition, Inc., ALLIANCE RESOURCES (USA) INC., a Delaware corporation and SOURCE PETROLEUM INC., a Louisiana corporation (the "Borrowers") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This notice is delivered to you pursuant to clause (b) of Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (a) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% (and the Assignor hereby assigns and delegates to the Assignee __%_) of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth on Schedule I hereto. The Assignor makes such assignment and delegation without any representations, warranties or recourse whatsoever except that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.


     [Add paragraph dealing with accrued interest with respect to Loans assigned.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder.

     Except as otherwise provided in the Credit Agreement, effective as of the date of delivery hereof

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Lender the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

     Administrative information for the Assignee is set forth in Schedule II hereto.

     This notice may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                              [ASSIGNOR]


                              By:_______________________
                                Title:


                              [ASSIGNEE]


                              By:_______________________
                                Title:

                                                                      SCHEDULE I
                                                                       TO LENDER
                                                               ASSIGNMENT NOTICE


ASSIGNOR'S ADJUSTED PERCENTAGES:

Commitment and Loans:                                  __%

Letters of Credit                                      __%



ASSIGNEE'S PERCENTAGES:

Commitment and Loans:                                  __%

Letters of Credit                                      __%

                                                                     SCHEDULE II
                                                                       TO LENDER
                                                               ASSIGNMENT NOTICE

ADDRESS FOR NOTICES:

Name of Assignee:_________________

                                                                     EXHIBIT H-1


                  FORM OF OPINIONS OF COUNSEL TO THE BORROWERS
                            AND TO THE OTHER OBLIGORS


                              (Existing Agreement)

                                                                     EXHIBIT H-2


                  FORM OF OPINION OF COUNSEL TO THE BORROWERS
                             AND TO THE OTHER OBLIGORS



                 (Second Amended and Restated Credit Agreement)

                                                                     EXHIBIT I-1


                          FORM OF OPINIONS OF SPECIAL
                         TITLE COUNSEL TO THE BORROWERS



                              (Existing Agreement)

                                                                     EXHIBIT I-2


                              FORMS OF OPINIONS OF
                         LOCAL COUNSEL TO THE BORROWERS


                              (Existing Agreement)

                                                                     EXHIBIT I-3


                              FORMS OF OPINIONS OF
                         TITLE COUNSEL TO THE BORROWERS



                    (Second Amended and Restated Agreement)

                                                                       EXHIBIT J

                             FORM OF ASSIGNMENT OF
                          OVERRIDING ROYALTY INTEREST

                                                                       EXHIBIT K



                                ISSUANCE REQUEST



BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]


                          LATEX PETROLEUM CORPORATION
                          LATEX/GOC ACQUISITION, INC.
                              GERMANY OIL COMPANY
                         ALLIANCE RESOURCES (USA) INC.
                             SOURCE PETROLEUM INC.

Ladies and Gentlemen:

    This Issuance Request is delivered to you pursuant to Section 4.1 of the Second Amended and Restated Credit Agreement, dated as of ______________, 1997 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among LaTex Petroleum Corporation, an Oklahoma corporation, LaTex/GOC Acquisition, Inc., a Delaware corporation and Germany Oil Company, a Delaware corporation, Alliance Resources (USA) Inc., a Delaware corporation and Source Petroleum Inc., a Louisiana corporation (the "Borrowers") and Bank of America National Trust and Savings Association, a national banking association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    The Borrowers hereby request that on _________, 19__ (the "Date of Issuance") Lender /1/[issue a Letter of Credit on ______________, 19__ in the initial Stated Amount of $_______________ with a Stated Expiry Date (as defined therein) of ______________, 19__] [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No.__, issued on
__________________________, 19 __, in the initial Stated


-------------------
/1/  Insert as appropriate.

Amount of $______________) to a revised Stated Expiry Date (as defined therein) of _________________, 19__].


    The beneficiary of the requested Letter of Credit will be /2/_______________________________, and such Letter of Credit will be in support of /3/________________________________.


    The Borrowers hereby acknowledge that, pursuant to Section [6.3.1] of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance][extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrowers that, on such date of [issuance] [extension] all statements set forth in Section [6.3.1] are true and correct in all material respects (unless such statements relate solely to an earlier date, in which case such statements shall be true and correct as of such earlier date).

    The Borrowers agree that if, prior to the time of the /4/[issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Lender shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.


-----------------------
/2/  Insert name and address of beneficiary.
/3/ Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.
/4/  Complete as appropriate.

    IN WITNESS WHEREOF, the Borrowers have caused this request to be executed and delivered by its duly Authorized Officer as of __________ __, 19__.


                                    LATEX PETROLEUM CORPORATION


                                    By ________________________
                                     Title:



                                    LATEX/GOC ACQUISITION, INC.


                                    By ________________________
                                     Title:



                                    GERMANY OIL COMPANY


                                    By ________________________

                                     Title:



                                    ALLIANCE RESOURCES (USA) INC.


                                    By ________________________

                                     Title:



                                    SOURCE PETROLEUM INC.


                                    By ________________________

                                     Title:

                                                                       EXHIBIT L



                  FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             _____________________
                             _____________________

                Irrevocable Standby Letter of Credit No. _______



_________________
_________________
_________________

Attention:  ________________
            ________________

Ladies and Gentlemen:

      At the request and on the instructions of our customers, LaTex Petroleum Corporation, an Oklahoma corporation, LaTex/GOC Acquisition, Inc., a Delaware corporation, Germany Oil Company, a Delaware corporation, Alliance Resources
(USA) Inc., a Delaware corporation and Source Petroleum Inc., a Louisiana corporation (the "Account Parties"), we hereby establish in your favor this irrevocable, standby, non-transferable Letter of Credit in the original amount of /1/$________.

      SECTION 1. Definitions. The following terms when used in this Letter of Credit shall have the following meanings:

      "Account Party" is defined in the first paragraph.

      "Authorized Officer" shall mean any of your ____________ whose signatures shall have been satisfactorily certified to us.


-----------------
/1/  Insert appropriate Dollar amount.

      "Business Day" shall mean any day on which we are open for the purpose of conducting commercial banking business at our Payment Office.

      "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of ________________, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time thereafter), among the Account Parties, and Bank of America National Trust and Savings Association (the "Lender", individually, a "Lender").

      "Payment Office" is defined in Section 2.

      "Stated Amount" means, at any time, the original amount of this Letter of Credit set forth in the first paragraph, as such amount has at such time been reduced in accordance with Section 4.

      "Stated Expiry Date" means ________, 19__, or such later date of which we advise you as being the date to which this Letter of Credit has been extended.

      SECTION 2. Presentation. Funds under this Letter of Credit will be made available to you, in lawful currency of the United States of America, against receipt by us of your written certificate in the form of Attachment 1 hereto, appropriately completed and signed by an Authorized Officer accompanied by the original of this Letter of Credit. Presentation of each such certificate shall be made in person at our office located at _______________________/2/ __________________________, Attention: _____________________ (our "Payment
Office").

      SECTION 3. Payments. Demands for payment in lawful money of the United States of America may be made by you under this Letter of Credit before 4:00 p.m. during our business hours at our Payment Office on any Business Day; provided, however, that at no time shall the number of demands exceed [ ]. If demand for payment is made by you hereunder at or prior to 11:00 a.m. (Chicago time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. (Chicago time) on the third succeeding Business Day. If demand for payment is made by you hereunder after 11:00 a.m. (Chicago time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. (Chicago time), on the fourth succeeding Business Day. If requested by you,

------------------
/2/  Insert office address of Issuer.

payment under this Letter of Credit will be made by wire transfer of same day funds to the account specified in your demand for payment. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we will (subject to your further instructions) hold any documents at your risk and disposal which have been delivered to us by you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are then entitled and able to do so.

      SECTION 4. Reduction of Stated Amount. Each payment made by us hereunder shall permanently reduce the Stated Amount by the amount of such payment, and no demand for payment hereunder shall exceed the Stated Amount in effect at such time. The Stated Amount of this Letter of Credit shall also be permanently reduced from time to time upon our receipt of your certification in the form of Attachment 2 hereto, appropriately completed and signed by an Authorized Officer.

      SECTION 5. Discharge. Only you may make a demand for payment under this Letter of Credit. Upon the payment to you, to your designee, or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit to the extent of such demand for payment, and, to the extent of such payment, we shall not thereafter be obligated to make any further payments under this Letter of Credit. By paying to you, to your designee, or to your account any amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

      SECTION 6.  Termination.  Upon the earliest of:

          (a) the making by us of the final payment available to be made hereunder;

          (b) the close of business at our Payment Office on the Stated Expiry Date;

          (c) the close of business at our Payment Office on the day occurring 30 days after we have given you written notice, at your address specified above, that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing; or

          (d) receipt by us of a certificate signed by an Authorized Officer stating that all obligations to which this Letter of Credit relates have been terminated, paid, or otherwise satisfied in full, this Letter of Credit shall automatically terminate. Upon its termination, you shall promptly deliver the original counterpart of this Letter of Credit to us for cancellation.

     SECTION 7. Notices, etc. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at our Payment Office,
Attention: ________________________, specifically referring thereon to this Letter of Credit by number, followed by a copy to the Account Party at the address set forth in Section 2.

     SECTION 8. Governing Law. THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, [AND ALSO SUBJECT TO UCP 1983 REVISION ICC PUBLICATION NO. 400 AS IN EFFECT]; provided, however, that, to the extent of any inconsistency between the terms of this Letter of Credit and the UCP, the terms of this Letter of Credit shall govern.

     SECTION 9. Miscellaneous. This Letter of Credit may not be transferred or assigned, either in whole or in part. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement referred to herein.

                                    Very truly yours,


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                    By __________________________
                                     Title:

                                                                    ATTACHMENT 1


                       CERTIFICATE OF DEMAND FOR PAYMENT

                                                             _____________, 19__


BANK OF AMERICA NATIONAL TRUST AND
 SAVINGS ASSOCIATION
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]


               Re:  Irrevocable Standby Letter of Credit No. -

     The undersigned, a duly Authorized Officer of _____________ (the "Beneficiary"), hereby certifies to Bank of America National Trust and Savings Association (the "Issuer") that:

          (a) Unless otherwise defined, all capitalized terms used herein have the meanings assigned thereto in the Irrevocable Standby Letter of Credit No.__ (the "Letter of Credit"), dated ____________, 19__, issued by the Issuer on the application of LaTex Petroleum Corporation, LaTex/GOC Acquisition, Inc., Germany Oil Company, Alliance Resources (USA) Inc., a Delaware corporation and Source Petroleum Inc., a Louisiana corporation (the "Account Parties").

      /3/[(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of $_________, which will be applied to payment of the obligations of the Account Party in connection with _________ under the __________ Agreement (the "Agreement"). The amount being demanded hereunder is now due and owing under the Agreement and payment of the amount being demanded hereunder was demanded of the Account Parties on _____________ (which is not less than five Business Days prior to the date hereof), and has not yet been paid. The amount demanded hereby does not on the date hereof, and will not on the date payment hereunder is required to be made after giving effect to all other

----------------
/3/ Select appropriate alternative and complete appropriately.

     amounts demanded under the Letter of Credit, exceed the Stated Amount of the Letter of Credit.]

         [(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of $__________, which is the entire Stated Amount of the Letter of Credit as in effect on the date hereof, following its receipt of a written notice from you stating that an Event of Default has occurred and is continuing and, as a result thereof, the Letter of Credit will be terminated.]

          (c) Upon its receipt of the amount demanded under the Letter of Credit, the Beneficiary will

               (i) apply such amount directly to the payment of the Account Parties' obligations under the _________ Agreement; and

               (ii)  if after the application of proceeds described in clause
          (i) such obligations will be paid in full, deliver to you the original copy of the Letter of Credit, all releases as you may reasonably request, and all security, if any, held in respect of such obligations.

          (d)  [Insert disbursement instructions.]

     IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of _________ __, 19__.


                                    [Name of Beneficiary]


                                    By _________________________
                                     Title:

                                                                    ATTACHMENT 2


                            CERTIFICATE OF REDUCTION


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
            [Title]


               Re:  Irrevocable Standby Letter of Credit No.-


     The undersigned, a duly Authorized Officer of ____________________ (the "Beneficiary"), hereby requests Bank of America National Trust and Savings Association (the "Issuer"), to reduce the Stated Amount of the Irrevocable Standby Letter of Credit No. ___ (the "Letter of Credit"), dated _____________, 19__, issued on the application of LaTex Petroleum Corporation, LaTex/GOC Acquisition Inc., Germany Oil Company, Alliance Resources Inc. and Source Petroleum Inc. /4/from __________ to __________.

     Unless otherwise defined herein, all capitalized terms used herein and defined in the Letter of Credit shall be used herein as so defined.

     IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of ___________, 19__.

                                    [Name of Beneficiary]


                                    By _________________________
                                    Title:

------------------
/4/  Insert appropriate amounts.

                                                                       EXHIBIT M

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT N

                         FORM OF CONVERTIBLE LOAN NOTE

                                                                       EXHIBIT O



                           FORM OF EXCHANGE AGREEMENT

                       T A B L E   O F   C O N T E N T S




                                  ARTICLE I.

                       DEFINITIONS AND ACCOUNTING TERMS

SECTION                                                                  PAGE
-------                                                                  ----
1.1.      Defined Terms..................................................   2
1.2.      Use of Defined Terms...........................................  26
1.3.      Cross-References...............................................  26
1.4.      Accounting and Financial Determinations........................  26
1.5.      Interpretational Provisions....................................  26


                                  ARTICLE II.

                  COMMITMENTS, BORROWING PROCEDURES AND NOTE

2.1.      Commitments....................................................  27
2.1.1.    Tranche A Commitment...........................................  27
2.1.2.    Tranche B Commitment...........................................  28
2.1.3.    Commitment to Issue Letters of Credit..........................  28
2.1.4.    Lender Not Required To Make Loans Under Certain Circumstances..  28
2.1.5.    Lender Not Required To Issue Letters of Credit Under Certain
          Circumstances..................................................  28
2.2.      Reduction of Commitment Amounts................................  29
2.2.1.    Optional.......................................................  29
2.2.2.    Mandatory......................................................  29
2.3.      Borrowing Procedure............................................  29
2.4.      Continuation and Conversion Elections..........................  29
2.5.      Loan Accounts and Note.........................................  30
2.6.      Collateral Value Redetermination...............................  30
2.7.      Purposes.......................................................  31

                                 ARTICLE III.

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.      Repayments and Prepayments and Certain Collateral
          Value Matters..................................................  31
3.1.1.    Repayments and Prepayments.....................................  31
3.1.2.    Collateral Value Deficiencies..................................  33
3.2.      Interest Provisions............................................  33
3.2.1.    Rate...........................................................  33

3.2.2.    Post-Maturity Rates............................................  34
3.2.3.    Payment Dates..................................................  34
3.2.4.    Maximum Interest...............................................  35
3.3.      Fees...........................................................  36
3.3.1.    Structuring Fee................................................  36
3.3.2.    Closing Fee....................................................  36
3.3.3.    Engineering Fee................................................  36
3.3.4.    Letter of Credit Face Amount Fee...............................  36
3.3.5.    Letter of Credit Issuance Fee..................................  36
3.3.6.    Letter of Credit Administrative Fee............................  36
3.4.      Proceeds Account and Excess Asset Cash Flow Account............  37
3.5.      Warrants and Convertible Loan Notes Are Not Collateral
          Security.......................................................  37

                                  ARTICLE IV.

                               LETTERS OF CREDIT

4.1.      Issuance Requests..............................................  37
4.2.      Issuances and Extensions.......................................  38
4.3.      Disbursements..................................................  39
4.4.      Reimbursement..................................................  40
4.5.      Deemed Disbursements...........................................  40
4.6.      Nature of Reimbursement Obligations............................  41
4.7.      Increased Costs; Indemnity.....................................  42

                                   ARTICLE V.

                   CERTAIN INTEREST RATE AND OTHER PROVISIONS

5.1.      LIBO Rate Lending Unlawful.....................................  44
5.2.      Deposits Unavailable...........................................  44
5.3.      Increased Loan Costs, etc......................................  44
5.4.      Funding Losses.................................................  45
5.5.      Increased Capital Costs........................................  46
5.6.      Taxes..........................................................  46
5.7.      Payments, Computations, etc....................................  47
5.8.      Setoff.........................................................  47
5.9.      Use of Proceeds................................................  48

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

6.1.      Effectiveness of Agreement and Initial Borrowing...............  48

6.1.1.    Resolutions, etc...............................................  48
6.1.2.    Delivery of Note...............................................  49
6.1.3.    Environmental Report...........................................  49
6.1.4.    Guaranties.....................................................  49
6.1.5.    Pledge Agreements..............................................  49
6.1.6.    Mortgages......................................................  49
6.1.7.    Opinions of Counsel............................................  50
6.1.8.    UCC-11s........................................................  50
6.1.9.    Evidence of Insurance..........................................  51
6.1.10.   Assignment of Overriding Royalty Interest in Exchange for
          Warrant Documents..............................................  51
6.1.11.   Undertaking....................................................  51
6.1.12.   Engineering Report.............................................  51
6.1.13.   Business Plan..................................................  51
6.1.14.   Disposition of Other Subsidiaries..............................  51
6.1.15.   Hedging Agreements.............................................  51
6.1.16.   Closing of Merger, etc.........................................  51
6.1.17.   [Not used.]....................................................  52
6.1.18.   Amended and Restated Security Documents........................  52
6.1.19.   Management Agreement...........................................  52
6.1.20.   Security Agreements............................................  52
6.1.21.   Closing Fees, Expenses, etc....................................  52
6.1.22.   Title Reports..................................................  52
6.1.23.   New Section 2.10 of Mortgage...................................  52
6.2.      All Credit Extensions..........................................  52
6.2.1.    Compliance with Warranties, No Default, etc....................  52
6.2.2.    Borrowing Request, etc.........................................  53
6.2.3.    Satisfactory Legal Form........................................  53

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

7.1.      Organization, etc..............................................  54
7.2.      Due Authorization, Non-Contravention, etc......................  54
7.3.      Government Approval, Regulation, etc...........................  54
7.4.      Investment Company Act.........................................  55
7.5.      Public Utility Holding Company Act.............................  55
7.6.      Validity, etc..................................................  55
7.7.      Financial Information..........................................  55
7.8.      No Material Adverse Change.....................................  55
7.9.      Litigation, Labor Controversies, etc...........................  56
7.10.     Ownership of Properties........................................  56
7.11.     Taxes..........................................................  56

7.12.     Pension and Welfare Plans......................................  56
7.13.     Compliance with Law............................................  57
7.14.     Claims and Liabilities.........................................  57
7.15.     No Prohibition on Perfection of Security Documents.............  57
7.16.     Solvency.......................................................  57
7.17.     Environmental Warranties.......................................  57
7.18.     Regulations G, U and X.........................................  59
7.19.     Accuracy of Information........................................  59
7.20.     Trade Payables and Intercompany Indebtedness.................... 59

                                 ARTICLE VIII.

                                   COVENANTS

8.1.      Affirmative Covenants........................................... 60
8.1.1     Financial Information, Reports, Notices, Etc.................... 60
8.1.2.    Compliance with Laws, etc....................................... 62
8.1.3.    Maintenance and Development of Properties....................... 63
8.1.4.    Insurance....................................................... 63
8.1.5.    Books and Records............................................... 64
8.1.6.    Environmental Covenant.......................................... 64
8.1.7.    Further Assurances.............................................. 64
8.1.8.    Natural Gas and Crude Oil Hedging............................... 65
8.1.9.    Interest Rate Protection........................................ 66
8.1.10.   Business Plan................................................... 66
8.1.11.   Excess Asset Cash Flow.......................................... 66
8.1.12.   Trade Payables and Intercompany Indebtedness.................... 66
8.2.      Negative Covenants.............................................. 66
8.2.1.    Business Activities............................................. 66
8.2.2.    Indebtedness.................................................... 66
8.2.3.    Liens........................................................... 67
8.2.4.    Financial Condition............................................. 68
8.2.5.    Investments..................................................... 69
8.2.6.    Restricted Payments, etc........................................ 69
8.2.7.    Rental Obligations.............................................. 70
8.2.8.    Consolidation, Merger, etc...................................... 70
8.2.9.    Asset Dispositions, etc......................................... 70
8.2.10.   Modification of Certain Agreements.............................. 70
8.2.11.   Transactions with Affiliates.................................... 70
8.2.12.   Negative Pledges, Restrictive Agreements, etc................... 71
8.2.13.   Take or Pay Contracts........................................... 71

                                  ARTICLE IX.

                               EVENTS OF DEFAULT

             .............................................................
9.1.      Listing of Events of Default.................................... 71
9.1.1.    Non-Payment of Obligations...................................... 71
9.1.2.    Breach of Warranty.............................................. 71
9.1.3.    Non-Performance of Certain Covenants and Obligations............ 71
9.1.4.    Non-Performance of Other Covenants and Obligations.............. 71
9.1.5.    Default on Other Indebtedness................................... 72
9.1.6.    Judgments....................................................... 72
9.1.7.    Pension Plans................................................... 72
9.1.8.    Control of the Borrowers........................................ 73
9.1.9.    Bankruptcy, Insolvency, etc..................................... 73
9.1.10.   Impairment of Security, etc..................................... 73
9.2.      Action if Bankruptcy............................................ 74
9.3.      Action if Other Event of Default................................ 74
9.4.      Rights Not Exclusive............................................ 74

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

10.1.     Waivers, Amendments, etc........................................ 74
10.2.     Notices......................................................... 76
10.3.     Payment of Costs and Expenses................................... 76
10.4.     Indemnification................................................. 77
10.5.     Survival........................................................ 78
10.6.     Severability.................................................... 78
10.7.     Headings........................................................ 78
10.8.     Execution in Counterparts, Effectiveness, etc................... 79
10.9.     Governing Law; Entire Agreement................................. 79
10.10.    Successors and Assigns.......................................... 79
10.11.    Sale and Transfer of Loans and Note; Participations in Loans
          and Note........................................................ 79
10.11.1.  Assignments..................................................... 79
10.11.2.  Participations.................................................. 81
10.12.    Forum Selection and Consent to Jurisdiction..................... 81
10.13.    Waiver of Jury Trial............................................ 82
10.14.    Joint and Several Liability..................................... 82
10.15.    Certain Consents and Waivers.................................... 83

SCHEDULE I         Disclosure Schedule
SCHEDULE II        Regular Principal Payments
SCHEDULE III       Existing Intercompany Indebtedness
SCHEDULE IV        Existing Trade Payables
SCHEDULE V-1       Title Properties (Existing Agreement)
SCHEDULE V-2       Title Properties (Second Amended and Restated Agreement)
SCHEDULE VI        Projected Sales Proceeds
SCHEDULE VII       Initial Business Plan


EXHIBIT A       -  Form of Note
EXHIBIT B-1     -  Form of Registration Rights Agreement
EXHIBIT B-2     -  Form of Warrant Agreement
EXHIBIT B-3     -  Form of Warrant Instrument
EXHIBIT C-1     -  Borrowing Request
EXHIBIT C-2     -  Continuation/Conversion Notice
EXHIBIT D-1     -  Form of Amended and Restated Undertaking and Agreement
EXHIBIT D-2     -  Form of Guaranty
EXHIBIT D-3     -  Form of Amended and Restated Guaranty
EXHIBIT E-1     -  Forms of Mortgage
EXHIBIT E-2     -  New Section 2.10 to Mortgage
EXHIBIT F-1     -  Form of Pledge Agreement (Stock)
EXHIBIT F-2     -  Form of Amended and Restated Pledge Agreement
EXHIBIT G       -  Form of Lender Assignment Notice
EXHIBIT H-1     -  Form of Opinions of Counsel to the Borrowers and the other
                   Obligors (Original Agreement)
EXHIBIT H-2     -  Form of Opinions of Counsel to the Borrowers and the
                   other Obligors (Amended and Restated Agreement)
EXHIBIT I-1     -  Form of Opinions of Special Title Counsel to the Borrowers
                   (Original Agreement)
EXHIBIT I-2     -  Forms of Opinions of Local Counsel to the Borrowers
                   (Existing Agreement)
EXHIBIT I-3     -  Forms of Opinions of Local Counsel to the Borrowers
                   (Second Amended and Restated Agreement)
EXHIBIT J       -  Form of Assignment and Conveyance of Overriding Royalty
                   Interest
EXHIBIT K       -  Form of Issuance Request
EXHIBIT L       -  Irrevocable Standby Letter of Credit
EXHIBIT M       -  Form of Security Agreement
EXHIBIT N       -  Form of Convertible Loan Note
EXHIBIT O       -  Form of Exchange Agreement